                         UNITED STATES BANKRUPTCY COURT
                           MIDDLE DISTRICT OF FLORIDA
                                 TAMPA DIVISION

IN RE:

                                                      Chapter 11
THE CELOTEX CORPORATION and                           Consolidated Case Nos.:
CAREY CANADA INC.                                     90-10016-8B1 and
                   Debtors.                           90-10017-8B1


                     MODIFIED JOINT PLAN OF REORGANIZATION
                UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY
             CODE FOR THE CELOTEX CORPORATION AND CAREY CANADA INC.

YOUNG, CONAWAY, STARGATT & TAYLOR              MONTGOMERY, MCCRACKEN, WALKER &  RHOADS
James L. Patton, Jr.                           Stephen A. Madva
David W. O'Connor                              Baldo M. Carnecchia, Jr.
11th Floor, Rodney Square North                Natalie D. Ramsey
P.O. Box 391                                   123 South Broad Street
Wilmington, Delaware  19899-0391               Philadelphia, Pennsylvania 19110
(302) 571-6684                                 (215) 772-1500
Co-Counsel for the Legal Representative        Special Counsel for the Debtors


SALEM, SAXON & NIELSEN                         HONIGMAN MILLER SCHWARTZ AND COHN
Richard A. Nielsen                             Sheldon S. Toll
One Barnett Plaza                              2290 First National Building
101 E. Kennedy Blvd., Suite 3200               660 Woodward Avenue
P.O. Box 3399                                  Detroit, Michigan  48226-3583
Tampa, Florida  33601                          (313) 256-7800
(813) 224-9000                                 Counsel for the Asbestos Health
Co-Counsel for the Legal Representative          Claimants Committee

JOHNSON, BLAKELY, POPE, BOKOR, RUPPEL          BUSH ROSS GARDNER WARREN & RUDY, P.A.
& BURNS, P.A.                                  Jeffrey W. Warren
Charles M. Tatelbaum                           H. Bradley Staggs
911 Chestnut Street                            220 South Franklin Street
Clearwater, Florida  34616                     Tampa, Florida  33602
(813) 461-1818                                 (813) 224-9255
Counsel for the Trade Creditors Committee      Counsel for the Debtors

Dated:  October 21, 1996  (Includes Supplement To Modified Joint Plan of
                          Reorganization dated October 22, 1996 and
                          Supplemental Technical Modifications dated November 27, 1996)

                               TABLE OF CONTENTS

                                                                          Page
ARTICLE 1

                                 DEFINITIONS.................................1

                                    ARTICLE 2

                           TREATMENT OF ADMINISTRATIVE
                         CLAIMS AND PRIORITY TAX CLAIMS

          2.1      Administrative Claims....................................20
          2.2      Priority Tax Claims......................................20




                                    ARTICLE 3

                     CLASSIFICATION OF CLAIMS AND INTERESTS

          3.1      Generally ...............................................21
          3.2      Unclassified Claims .....................................21
          3.3      Classes .................................................21



                                    ARTICLE 4

                        TREATMENT OF CLAIMS AND INTERESTS

          4.1      Unclassified Claims .....................................23
          4.2      Classes Of Claims And Interests .........................23


                                    ARTICLE 5

                                    THE TRUST

          5.1      Establishment And Purpose Of Trust ......................26
          5.2      Receipt Of Trust Assets .................................27
          5.3      Settlement Account  .....................................27



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
          5.4      Discharge Of Liabilities To Holders
                   Of Asbestos Claims ......................................27
          5.5      Investment Guidelines ...................................27
          5.6      Excess Trust Assets .....................................28
          5.7      Trust Expenses ..........................................28
          5.8      Selection Of The Initial Trustees .......................28
          5.9      Advising The Trust ......................................28


                                    ARTICLE 6

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          6.1      Assumption And Rejection Of Unexpired
                   Leases And Executory Contracts ..........................29
          6.2      Rejected Unexpired Leases And
                   Executory Contracts .....................................29
          6.3      Continuation Of Product Warranties ......................29
          6.4      Damages Upon Rejection ..................................30
          6.5      Assumption Of Corporate Indemnities .....................30


                                    ARTICLE 7

                       ACCEPTANCE OR REJECTION OF THE PLAN

          7.1      Each Impaired Class Entitled To Vote
                   Separately...............................................30
          7.2      Acceptance By Impaired Classes Of Claims ................30
          7.3      Acceptance Pursuant To Section 524(g)
                   Of The Bankruptcy Code ..................................31
          7.4      Presumed Acceptance Of Plan .............................31
          7.5      Confirmability And Severability Of The Plan..............31


                                    ARTICLE 8

                  CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

          8.1      Conditions To Confirmation ..............................31
          8.2      Conditions To Effectiveness .............................33


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
                                    ARTICLE 9

                           IMPLEMENTATION OF THE PLAN

          9.1      Trust Funding ...........................................34
          9.2      Cancellation Of Existing Stock ..........................34
          9.3      Issuance Of New Stock ...................................34
          9.4      Transactions With Affiliates ............................35
          9.5      Intercompany Claims And The
                   The Russellville Bond....................................35
          9.6      Execution Of Other Documents ............................35
          9.7      Certificate Of Incorporation And Bylaws .................36
          9.8      Management Of Reorganized Celotex
                   And Reorganized Carey Canada ............................36
          9.9      Compensation Programs ...................................36
          9.10     Dissolution Of Celotex Inactive Subsidiaries ............36
          9.11     Withholding Of Taxes ....................................36
          9.12     Unclaimed Property.......................................36
          9.13     Exoneration And Reliance.................................37
          9.14     Plan Documents...........................................38
          9.15     Plan Distributions ......................................38
          9.16     Further Authorizations...................................38
          9.17     Transfer Taxes ..........................................38
          9.18     Recordable Order ........................................38
          9.19     Effectuating Documents And Further
                   Transactions ............................................38
          9.20     Corporate Action ........................................39


                                   ARTICLE 10

                       INJUNCTIONS, RELEASES AND DISCHARGE

          10.1     Discharge And Release ...................................39
          10.2     Discharge Injunction ....................................40
          10.3     The Supplemental Injunction, The Third Party
                   Injunction And The VPSA Injunction ......................40
          10.4     Dismissal And Release Of Affiliate Action
                   And Equitable Subordination Action.......................44
          10.5     Reservation Of Rights ...................................45
          10.6     Rights Against Non-Debtors Under
                   Environmental Laws ......................................45
          10.7     Disallowed Claims And Disallowed Interests...............45





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
                                   ARTICLE 11

                      MATTERS INCIDENT TO PLAN CONFIRMATION

          11.1     Term Of Certain Injunctions And
                   Automatic Stay ..........................................46
          11.2     Certain Settled Matters Relating To
                   The Wellington Agreement ................................46
          11.3     No Liability For Tax Claims .............................47
          11.4     No Successor Liability...................................47
          11.5     No Liability To The Jasper Parties
                   Or The Drummond Interests ...............................47
          11.6     Asbestos Insurance Actions...............................47
          11.7     Supersedeas Bond Actions.................................48
          11.8     Indemnity Rights Against Dana............................49
          11.9     Institution And Maintenance Of Legal
                   And Other Proceedings....................................49
          11.10    Revesting................................................49
          11.11    Retention And Enforcement Of Trust
                   Causes Of Action.........................................49
          11.12    Preservation Of Insurance Claims.........................50


                                   ARTICLE 12

                          RESOLUTION OF DISPUTED CLAIMS

          12.1     Disputed Claims..........................................50


                                   ARTICLE 13

                                  MISCELLANEOUS

          13.1     Jurisdiction.............................................51
          13.2     General Retention........................................51
          13.3     Specific Purposes........................................51
          13.4     Interpretation of Certain Terms..........................53
          13.5     Cooperation..............................................53
          13.6     The Official Committees And
                   The Legal Representative ................................53
          13.7     Revocation Of Plan.......................................54
          13.8     Modification Of Plan.....................................54
          13.9     Modification Of Payment Terms............................54
          13.10    Entire Agreement.........................................54
          13.11    Headings.................................................54


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
          13.12    Administrative Claims Bar Date...........................54
          13.13    Governing Law............................................55
          13.14    Severability.............................................55
          13.15    No Interest..............................................55
          13.16    Limitation On Allowance..................................55
          13.17    Estimated Claims ........................................55
          13.18    Consent To Jurisdiction..................................55
          13.19    Setoffs..................................................55
          13.20    Successors And Assigns...................................56
          13.21    Non-Debtor Waiver of Rights .............................56
          13.22    Notices..................................................56



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                                    EXHIBITS

Exhibit 1         Trust Agreement

Exhibit 2         Assumed Executory Contracts and Unexpired Leases

Exhibit 3         Certificate of Incorporation of Reorganized Celotex

Exhibit 4         Bylaws of Reorganized Celotex

Exhibit 5         JWC Stock Purchase Agreement

Exhibit 6         Intentionally Omitted

Exhibit 7         Celotex Long-Term Incentive Plan

Exhibit 8         Executive Severance Agreement

Exhibit 9         Job Elimination Allowance Plan

Exhibit 10        Celotex Supplemental Retirement Plan

Exhibit 11        Executive Employment Agreement

Exhibit 12        Claims Agreement

                     MODIFIED JOINT PLAN OF REORGANIZATION
                UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY
             CODE FOR THE CELOTEX CORPORATION AND CAREY CANADA INC.

                  The Celotex Corporation, a Delaware corporation, and Carey Canada Inc., a Canadian corporation, the Debtors and Debtors in Possession in these Reorganization Cases, along with the Official Committee of Trade Creditors, the Official Committee of Asbestos Health Claimants and the Legal Representative for Unknown Asbestos Bodily Injury Claimants, propose this Modified Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code for The Celotex Corporation and Carey Canada Inc.

                                   ARTICLE 1

                                  DEFINITIONS

                  Unless the context requires otherwise, the following terms shall have the following meanings when used in initially capitalized form in the Plan. Such meanings shall be equally applicable to both the singular and plural forms of such terms. Any term used in capitalized form that is not defined in the Plan but that is defined in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning ascribed to such term by the Bankruptcy Code or the Bankruptcy Rules (with the Bankruptcy Code controlling in the case of a conflict or ambiguity). The rules of construction set forth in Section 102 of the Bankruptcy Code shall apply in construction of the Plan. All references to the "Plan" herein shall be construed, where applicable, to include references to this document and all its exhibits, appendices, schedules and annexes (and any amendments thereto made in accordance with the Bankruptcy
Code).

                  1.1 "Administrative Claim" means any claim for the payment of an Administrative Expense.

                  1.2 "Administrative Convenience Claim" means any Claim that is classified as a Celotex Class 3 Claim or a Carey Canada Class 3 Claim, as the case may be.

                  1.3 "Administrative Expense" means (a) any cost or expense of administration of the Reorganization Cases under Section 503(b) of the Bankruptcy Code including, but not limited to (1) any actual and necessary postpetition cost or expense of preserving the Estates or operating the businesses of the Debtors, (2) any payment to be made under the Plan to cure a default on an assumed executory contract or unexpired lease, (3) any postpetition cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtors in the ordinary course of business, and (4) compensation or reimbursement of expenses of professionals to the extent allowed by the Bankruptcy Court under Sections 330(a) or 331 of the Bankruptcy Code, and (b) any fee or charge assessed against the Estates under 28 U.S.C.
Section 1930.

                  1.4 "Affiliate" shall have the meaning ascribed to such term in Section 101(2) of the Bankruptcy Code.

                  1.5 "Affiliate Action" means that suit brought on July 21, 1995 by the Asbestos Property Damage Claimants Committee and the Asbestos Health Claimants Committee against the Jasper Parties, JWC, CAE, JWIC, Walter
F. Johnsey and William B. Long in the District Court alleging certain preference and fraudulent conveyance causes of action.

                  1.6 "Affiliate Asset Purchase Agreements" mean the Affiliate Asset Purchase Agreements as described in Article 9.4 of the Plan, which agreements shall contain substantially those terms and conditions acceptable to the Plan Proponents contained in the agreements filed with the Bankruptcy Court on or before the Plan Documents Filing Date.

                  1.7 "Aggregate Claims Amount" means, with respect to any Class or Classes of Claims, the total amount of Claims (including estimated amounts of any unliquidated, contingent or Disputed Claims, but excluding disallowed Claims) in such Class or Classes.

                  1.7A "Agreement Regarding Disputed Claims" means the agreement to be entered into by and among Celotex, Carey Canada and the Trust.

                  1.8 "Allied" means Allied Chemical Corporation, subsequently known as Allied Corporation, and its parent, AlliedSignal, Inc., as the context requires.

                  1.9 "Allowed" means, with respect to any Claim (other than a Disputed Claim, an Asbestos Claim or a Bonded Claim) or Interest, (a) any Claim or Interest, proof of which was timely filed with the Bankruptcy Court or its duly appointed claims agent, or, by order of the Bankruptcy Court, was not required to be filed, or (b) any Claim or Interest that has been, or hereafter is, listed in the Schedules as liquidated in amount and not disputed or contingent, and, in (a) and (b) above, as to which either (1) no objection to the allowance thereof has been filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (2) the Claim or Interest has been allowed by a Final Order (but only to the extent so allowed). "Allowed" means, with respect to any Asbestos Claim other than a Bonded Claim, any Asbestos Claim that is liquidated and allowed pursuant to the applicable Asbestos Claims Resolution Procedures or, if applicable, pursuant to a Final Order of the Bankruptcy Court (but only to the extent so allowed). "Allowed" means, with respect to any Bonded Claim, any Claim that qualifies as a Bonded Claim under the applicable definitions of the Plan, but only to the extent the Claim so qualifies. An Asbestos Claim that is "Allowed" shall constitute a final, non-appealable judgment against the Trust as successor to the liabilities of Celotex or Carey Canada, as appropriate.

                  1.10 "Allowed Amount" means the dollar amount in which a Claim is Allowed.

                  1.11 "Apache" means Apache Products Company, a Florida corporation.

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                  1.12 "Asbestos Claim" means any Asbestos Personal Injury
Claim or Asbestos Property Damage Claim.

                  1.13 "Asbestos Claims Resolution Procedures" means the Asbestos Personal Injury Claims Resolution Procedures and the Asbestos Property Damage Claims Resolution Procedures (or either of them), substantially in the form attached to the Trust Agreement.

                  1.14 "Asbestos Health Claimants Committee" means the Official Committee of Asbestos Health Claimants appointed in the Reorganization Cases by the United States Trustee.

                  1.15 "Asbestos In-Place Insurance Coverage" means any insurance coverage, not reduced to Cash settlement proceeds, available for the payment or reimbursement of liability, indemnity or defense costs arising from or related to Asbestos Claims or Trust Expenses under any Asbestos Insurance Policy or any Asbestos Insurance Settlement Agreement.

                  1.16 "Asbestos Insurance Action" means any claim, cause of action, or right of Celotex, Reorganized Celotex, Carey Canada, or Reorganized Carey Canada against any Asbestos Insurance Company, arising from or related to: (a) any such Asbestos Insurance Company's failure to provide or pay under Asbestos In-Place Insurance Coverage, (b) the refusal of any Asbestos Insurance Company to compromise and settle any Asbestos Claim under or pursuant to any Asbestos Insurance Policy, or (c) the interpretation or enforcement of the terms of any Asbestos Insurance Policy with respect to any Asbestos Claim.

                  1.17 "Asbestos Insurance Action Recoveries" means (a) certain Cash derived from and paid pursuant to Asbestos Insurance Settlement Agreements entered into prior to the Confirmation Hearing, (b) the right to receive proceeds of Asbestos In-Place Insurance Coverage, and (c) the right to receive the proceeds or benefits of any Asbestos Insurance Action.

                  1.18 "Asbestos Insurance Company" means any insurance company, insurance broker, guaranty association or any other Entity with liability under an Asbestos Insurance Policy.

                  1.19 "Asbestos Insurance Policy" means any insurance policy in effect at any time on or before the Effective Date naming the Debtors (or any predecessor, subsidiary, or past or present Affiliate of the Debtors) as an insured, or otherwise affording the Debtors indemnity or insurance coverage, upon which any claim has been or may be made with respect to any Asbestos Claim.

                  1.20 "Asbestos Insurance Settlement Agreement" means any settlement agreement with a Settling Asbestos Insurance Company relating to any Asbestos Claim.

                  1.21 "Asbestos Personal Injury Claim" means (a) any claim or demand (including, but not limited to, any Claim or Demand) whenever and wherever arising or

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asserted against the Debtors, their predecessors, successors, subsidiaries or
Affiliates, or their present or former officers, directors or employees and (b) any debt, obligation or liability (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured), whenever and wherever arising or asserted, of the Debtors, their predecessors, successors, subsidiaries or Affiliates, or their present or former officers, directors or employees (including, but not limited to, all thereof in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity or admiralty); in either case (a) or (b) for, relating to, or arising by reason of, directly or indirectly, physical, emotional, bodily or other personal injury or damages (including, but not limited to, any claim or demand for compensatory damages, loss of consortium, proximate, consequential, general, special or punitive damages, reimbursement, indemnity, warranty, contribution or subrogation) whether or not diagnosable before the Confirmation of the Plan or the close of the Reorganization Cases, caused or allegedly caused, in whole or in part, directly or indirectly, by asbestos or asbestos-containing products, whether or not arising or allegedly arising, directly or indirectly, from acts or omissions of the Debtors, their predecessors, subsidiaries or Affiliates, or their present or former officers, directors or employees, or any other Entity for or with which the Debtors or their successors are or may be liable, including, but not limited to, Indirect Asbestos Claims arising from or relating to Asbestos Personal Injury Claims, Bonded Asbestos Personal Injury Claims and Wellington Claims.

                  1.22 "Asbestos Personal Injury Claims Resolution Procedures" means the Asbestos Personal Injury Claims Resolution Procedures substantially in the form attached to the Trust Agreement.

                  1.23 "Asbestos Personal Injury Expenses" means all costs, taxes and expenses of or imposed on the Trust attributable or allocable to Asbestos Personal Injury Claims, including, but not limited to, trustee compensation, employee compensation, insurance premiums, legal, accounting and other professional fees and expenses, overhead, disbursements, and expenses relating to the implementation of the Asbestos Personal Injury Claims Resolution Procedures, but excluding payments to holders of Asbestos Personal Injury Claims on account of such Claims or reimbursements of such payments.

                  1.24 "Asbestos Property Damage Claim" means (a) any claim (including, but not limited to, any Claim) whenever and wherever arising or asserted against the Debtors, their predecessors, successors, subsidiaries or Affiliates, or their present or former officers, directors or employees and (b) any debt, obligation or liability (whether or not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured), whenever and wherever arising or asserted, of the Debtors, their predecessors, successors, subsidiaries or Affiliates, or their present or former officers, directors or employees (including, but not limited to, all thereof in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity or admiralty); in either case (a) or (b) for, relating to, or arising by reason of, directly or indirectly, property damage (including, but not limited to, diminution in the value thereof) or economic loss related thereto (including, but not limited to, any claim for compensatory damages, proximate, consequential, general, special or punitive damages, reimbursement, indemnity, warranty, contribution or subrogation) caused or allegedly caused, in whole or in part, directly or indirectly, by the presence of asbestos or asbestos-containing products in or on buildings or other property, whether or not arising or allegedly arising, directly or indirectly, from acts or omissions of the Debtors, their predecessors, subsidiaries or Affiliates, or their present or former officers, directors or employees, or any other Entity for or with which the Debtors or their successors are or may be liable, including, but not limited to, Indirect Asbestos Claims arising from or relating to Asbestos Property Damage Claims.

                  1.25 "Asbestos Property Damage Claimants Committee" means the Official Committee of Asbestos Property Damage Claimants appointed in the Reorganization Cases by the United States Trustee.

                  1.26 "Asbestos Property Damage Claims Resolution Procedures" means the Asbestos Property Damage Claims Resolution Procedures substantially in the form attached to the Trust Agreement.

                  1.27 "Asbestos Property Damage Expenses" means all costs, taxes and expenses of or imposed on the Trust attributable or allocable to Asbestos Property Damage Claims, including, but not limited to, Property Damage Claims Administrator compensation, employee compensation, insurance premiums, legal, accounting, and other professional fees and expenses, overhead, disbursements, and expenses relating to the implementation of the Asbestos Property Damage Claims Resolution Procedures, but excluding payments to holders of Asbestos Property Damage Claims on account of such Claims or reimbursements of such payments.

                  1.28 "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. Sections 101, et seq., as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Reorganization Cases.

                  1.29 "Bankruptcy Court" means the United States Bankruptcy Court for the Middle District of Florida, Tampa Division, or, as the context requires, the District Court.

                  1.30 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Reorganization Cases.

                  1.31 "Bond Sureties/Insurers" means Century Indemnity Company as successor to CIGNA Specialty Insurance Company (formerly known as California Union Insurance Company), Insurance Company of North America, Home Insurance Company, Home Indemnity Company, Allstate Insurance Company (successor in interest to Northbrook Excess & Surplus Insurance Company), Northbrook Property and Casualty Insurance Company, National Union Fire Insurance Company of Pittsburgh, PA and Aetna Casualty and Surety Company.

                  1.32 "Bonded Asbestos Personal Injury Claim" means any Asbestos Personal Injury Claim relating to a judgment as to which, but only to the extent that, a supersedeas bond was posted by the Debtors, provided and to the extent that the Bankruptcy Court determines by Final Order, or the Trustees and the holder of such Bonded Asbestos Personal Injury Claim agree, that such holder is entitled to some or all of (a) the proceeds of the supersedeas bond, as such supersedeas bond may be increased by the Debtors pursuant to Final Order of the Bankruptcy Court, or (b) any other assets provided by the Debtors pursuant to Final Order of the Bankruptcy Court to protect such holder.

                  1.33 "Bonded Claim" means any Bonded Asbestos Personal Injury Claim or Bonded Non-Asbestos Claim.

                  1.34 "Bonded Non-Asbestos Claim" means any Claim other than an Asbestos Claim relating to a judgment as to which, but only to the extent that, a supersedeas bond was posted by the Debtors, provided and to the extent that the Bankruptcy Court determines by Final Order, that the holder of such Claim is entitled to some or all of (a) the proceeds of the supersedeas bond, as such supersedeas bond may be increased by the Debtors pursuant to Final Order of the Bankruptcy Court, or (b) any other assets provided by the Debtors pursuant to Final Order of the Bankruptcy Court to protect such holder.

                  1.35 "Business Day" means any day other than a Saturday, Sunday or legal holiday (as such term is defined in Bankruptcy Rule 9006(a)).

                  1.36 "CAE" means Center for Applied Engineering, Inc., a Delaware corporation.

                  1.37 "Carey Canada" means Carey Canada Inc., a Canadian corporation, a Debtor and Debtor in Possession in these Reorganization Cases.

                  1.38 "Carey Canada Cash" means all Cash of Carey Canada (other than the Restricted Carey Canada Cash and Cash otherwise to be distributed pursuant to the Plan) that would be shown on its balance sheet, prepared in accordance with generally accepted accounting principles as of the Effective Date, less the amount of working capital deemed necessary by the Plan Proponents on the Effective Date.

                  1.39 "Cash" means lawful currency of the United States of America and its equivalents.

                  1.40 "Celotex" means The Celotex Corporation, a Delaware corporation, a Debtor and Debtor in Possession in these Reorganization Cases.

                  1.41 "Celotex Cash" means all Cash of Celotex (other than the Restricted Celotex Cash and Cash otherwise to be distributed pursuant to the
Plan) that would be shown on its balance sheet, prepared in accordance with generally accepted accounting principles as of the Effective Date, less the amount of working capital deemed necessary by the Plan Proponents on the Effective Date.

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




                  1.42 "Celotex Inactive Subsidiaries" means Jim Walter Export, Inc., a Delaware corporation, Insul-Coustic Corporation, a New Jersey corporation, Big Horn Gypsum Company, a Delaware corporation, Alger-Sullivan Company, a Florida corporation, Jim Walter Transportation Corporation, a Delaware corporation, and Celotex-Canada, Inc., a Canadian corporation.

                  1.43 "Celotex Long-Term Incentive Plan" means the agreement, substantially in the form attached to the Plan as Exhibit 7, regarding certain compensation of certain executives.

                  1.44 "Celotex Supplemental Retirement Plan" means the agreement, substantially in the form attached to the Plan as Exhibit 10, regarding the retirement benefits of certain executives.

                  1.45 "Claim" shall have the meaning ascribed to such term in
Section 101(5) of the Bankruptcy Code, and shall include, but not be limited to, Asbestos Claims and interests other than Interests.

                  1.46 "Claims Agreement" means the agreement, substantially in the form attached to the Plan as Exhibit 12, regarding the treatment of certain Claims held by certain of the Consolidated Affiliates and Apache.

                  1.47 "Class" means a category of Claims or Interests, as classified in Article 3 of the Plan.

                  1.48 "Compensation Programs" means the Celotex Long-Term Incentive Plan, the Executive Employment Agreements, the Executive Severance Agreement, the Job Elimination Allowance Plan and the Celotex Supplemental Retirement Plan, or any similar type of program.

                  1.49 "Confirmation" or "Confirmation of the Plan" means the approval of the Plan by the Bankruptcy Court at the Confirmation Hearing.

                  1.50 "Confirmation Date" means the date on which the Confirmation Order is entered on the docket of the Bankruptcy Court.

                  1.51 "Confirmation Hearing" means the hearing(s) which will be held before the Bankruptcy Court in which the Plan Proponents will seek Confirmation of the Plan.

                  1.52 "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 and other applicable sections of the Bankruptcy Code.

                  1.53 "Consolidated Affiliates" means JWC, JWIC, CAE and MMI (and their subsidiaries, if any, including Celotex and its subsidiaries).

                  1.54 "Dana" means Dana Corporation, a Delaware corporation.

                  1.55 "Dana Liabilities" means the liabilities or other obligations of Dana to the Debtors for certain Asbestos Personal Injury Claims and Asbestos Property Damage Claims arising from the liabilities of Smith & Kanzler Company, based upon several corporate transactions occurring between 1964 and 1972 and the application of various legal theories, including, but not limited to, indemnification, relating to such corporate transactions or any product manufactured, sold or installed by, or actions or omissions of Smith & Kanzler Company.

                  1.56 "Debtors" means Celotex and Carey Canada (or either of them).

                  1.57 "Debtors in Possession" means Celotex and Carey Canada (or either of them), as debtors in possession.

                  1.58 "Demand" means a demand for payment, present or future, that (a) was not a Claim during the Reorganization Cases, (b) arises out of the same or similar conduct or events that gave rise to Asbestos Personal Injury Claims and (c) pursuant to the Plan is to be paid by the Trust.

                  1.59 "Disbursing Agent" means Reorganized Celotex or any Person selected by Reorganized Celotex (with approval of the Bankruptcy Court), as agent of the Bankruptcy Court, to hold and distribute the consideration to be distributed to the holders of Allowed Claims (other than Allowed Asbestos Claims) under the Plan.

                  1.60 "Discharge Injunction" means the injunction described in
Article 10.2 of the Plan.

                  1.61 "Disclosure Statement" means the Disclosure Statement With Respect To The Modified Joint Plan Of Reorganization Under Chapter 11 Of The United States Bankruptcy Code For The Celotex Corporation And Carey Canada Inc., dated October 21, 1996, including all exhibits, appendices, schedules and annexes attached thereto, as submitted by the Plan Proponents pursuant to
Section 1125 of the Bankruptcy Code and approved by the Bankruptcy Court, as such Disclosure Statement may be further amended, supplemented or modified from time to time.

                  1.62 "Disputed Claim" means any Claim (other than an Asbestos Claim that is not a Bonded Claim) that has not been allowed by a Final Order as to which (a) a Proof of Claim has been filed with the Bankruptcy Court or its duly appointed claims agent, or is deemed filed under applicable law or order of the Bankruptcy Court, and (b) an objection has been or may be timely filed or deemed filed under applicable law and any such objection has not been (1) withdrawn, (2) overruled or denied by a Final Order or (3) granted by a Final Order. For purposes of the Plan, a Claim that has not been Allowed by a Final Order shall be considered a Disputed Claim, whether or not an objection has been or may be timely filed, if (A) the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim scheduled in the Schedules, (B) the classification of the Claim specified in the Proof of Claim differs from the classification of any corresponding Claim scheduled in the Schedules, (C) any corresponding Claim has been scheduled in the Schedules as disputed, contingent or unliquidated, (D) no corresponding Claim has been scheduled in the Schedules or (E) such Claim is reflected as unliquidated or contingent in the Proof of Claim filed in respect thereof.

                  1.63 "Distribution Date," when used with respect to an Allowed Claim (other than an Asbestos Claim that is not a Bonded Claim), means the date which is as soon as reasonably practicable after the later of: (a) the Effective Date, and (b) the first Business Day of the next calendar quarter after the date upon which the Claim becomes Allowed, unless the Claim becomes Allowed within fifteen Business Days before the first Business Day of the next calendar quarter, in which case the Distribution Date shall be the first Business Day of the next succeeding calendar quarter.

                  1.64 "District Court" means the United States District Court for the Middle District of Florida, Tampa Division, or the unit thereof having jurisdiction over the matter in question.

                  1.65 "Drummond Company" means the Drummond Company, Inc., a Delaware corporation.

                  1.66 "Drummond Interests" means Jasper, Apache, Drummond Company, their respective subsidiaries and affiliates, G.N. Drummond, Sr., E.A. Drummond, Walter F. Johnsey, William B. Long and all of the past and present officers and shareholders of Jasper or Drummond Company, as well as the employees, agents, trustees, beneficiaries and directors of Jasper, JWC, Apache, Drummond Company and any of their respective subsidiaries or affiliates other than Dana, Rapid-American and Allied.

                  1.67 "Effective Date" means, and shall occur on, the first Business Day immediately following the first day upon which all of the conditions to occurrence of the Effective Date contained in Article 8.2 of the Plan have been satisfied or waived pursuant to Article 8.2.

                  1.68 "Employee Benefit Plan" means any employment, pension, medical, surgical, hospital, dental, healthcare, bonus, incentive compensation, retirement, savings, workers' compensation or other benefit or severance plan or arrangement for the benefit of the directors, officers or employees (both active and retired) of the applicable Debtor, but excluding the Compensation Programs.

                  1.69 "Employee Benefit Plan Claim" means any Claim that is neither secured nor entitled to priority under the Bankruptcy Code or a Final Order of the Bankruptcy Court, arising from or relating to an Employee Benefit Plan.

                  1.70 "Entity" means any Person, estate, trust, Governmental Unit, or the United States Trustee.

                  1.71 "Environmental Claim" means any Claim, other than an Asbestos Claim, asserted by any Entity, arising out of, or related to, any Environmental Law, including, but not limited to, any Claim: (a) to restrict or enjoin, or recover damages, costs or expenses to remedy any release, environmental pollution, contamination or nuisance or to require the Debtors or the Consolidated Affiliates to remedy or to reimburse, pay or incur costs to remedy any release, environmental pollution, contamination or any nuisance, (b) to remedy, reimburse, compensate or pay any damage, penalty, fine or forfeiture for, or to restrict or enjoin any violation of or alleged violation of, any Environmental Law, (c) to pay any contractual claim with respect to any Environmental Law or (d) to pay or reimburse any Entity for personal injury (including worker's compensation, sickness, disease or death), tangible or intangible property damage or natural resource damage arising out of, or relating to, any release, environmental pollution, contamination or nuisance, whether or not contemplated in paragraphs (a) through (c) above, including, but not limited to, any related Indirect Non-Asbestos Claim.

                  1.72 "Environmental Laws" means (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601, et seq., (b) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. Sections 6901, et seq., (c) the Clean Air Act, 42 U.S.C. Sections 7401, et seq., (d) the Clean Water Act of 1977, 33 U.S.C. Sections 1251, et seq., (e) the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq., (f) all statutes or laws issued or promulgated by any Governmental Unit, as they may be amended from time to time, relating to environmental contamination or pollution, air pollution, water pollution, noise control and/or the handling, discharge, existence, release, disposal or recovery of on-site or off-site hazardous, toxic or dangerous wastes, substances, chemicals or materials, and (g) the ordinances, rules, regulations, orders, notices of violation, requests, demands and requirements issued or promulgated by any Governmental Unit in connection with such statutes or laws.

                  1.73 "Equitable Subordination Action" means that suit brought on February 20, 1996 by the Legal Representative against JWC, JWIC, CAE, Apache and JWC Holdings in the Bankruptcy Court alleging that the Claims of those parties should be equitably subordinated pursuant to Section 510 of the Bankruptcy Code.

                  1.74 "Estate" means, as to each Debtor, the estate created for that Debtor by Section 541 of the Bankruptcy Code upon the commencement of its Reorganization Case.

                  1.75 "Executive Employment Agreement" means that agreement, substantially in the form attached to the Plan as Exhibit 11, regarding the employment of certain executives.

                  1.76 "Executive Severance Agreement" means that agreement, substantially in the form attached to the Plan as Exhibit 8, regarding certain executive severance benefits.

                  1.77 "Existing Carey Canada Stock" means the shares of the common stock of Carey Canada held by Celotex, Cdn $100 par value, issued by Carey Canada and outstanding on the Petition Date.

                  1.78 "Existing Celotex Stock" means (a) the shares of the common stock of Celotex held by JWC, no par value, issued by Celotex and outstanding on the Petition Date, and (b) the shares of redeemable preferred stock ($5,137,000 aggregate liquidation preference) held by JWC, no par value, issued by Celotex and outstanding on the Petition Date.

                  1.79 "Final Order" means an order, the implementation, operation or effect of which has not been stayed and as to which order (or any revision, modification or amendment thereof) the time to appeal or seek review, rehearing or writ of certiorari has expired and as to which no appeal or petition for review, rehearing or certiorari has been taken and is pending.

                  1.80 "Financial Accommodations" means the credit facilities, capital notes or other obligations entered into by Celotex with the Trust and, if necessary, with third party lenders.

                  1.81 "Governmental Unit" means any domestic, foreign, provincial, federal, state, local or municipal (a) government, or (b) governmental agency, commission, department, bureau, ministry or other governmental entity.

                  1.82 "HHC" means Hillsborough Holdings Corporation, a Delaware corporation, now known as Walter Industries, Inc.

                  1.83 "Indirect Asbestos Claim" means any Asbestos Personal Injury Claim or Asbestos Property Damage Claim for contribution, reimbursement, subrogation or indemnity (as those terms are defined by the non-bankruptcy law of any relevant jurisdiction) and any other derivative or indirect Asbestos Personal Injury Claim or Asbestos Property Damage Claim of any kind whatsoever, whether in the nature of or sounding in contract, tort, warranty or any other theory of law, equity or admiralty. Indirect Asbestos Claims shall expressly include Claims asserted by Rapid-American or Allied, all Wellington Claims and all deductibles, retrospective premium adjustments or other charges relating to any Asbestos Insurance Policy.

                  1.84 "Indirect Non-Asbestos Claim" means any Claim (other than an Asbestos Claim) based on a right of contribution, reimbursement, subrogation or indemnity (as those terms are defined by the non-bankruptcy law of any relevant jurisdiction) and any other derivative or indirect Claim (other than an Asbestos Claim) of any kind whatsoever, whether in the nature of or sounding in contract, tort, warranty or any other theory of law, equity or admiralty. Indirect Non-Asbestos Claims do not include any Wellington Claims.

                  1.85 "Initial Payment Percentage" means 12% or such other Payment Percentage as the Trustees shall determine in accordance with the Trust Agreement.

                  1.86 "Injunctions" means the Discharge Injunction, the Supplemental Injunction, the Third Party Injunction, the VPSA Injunction, and any other injunctions entered by Order of the Bankruptcy Court in these cases.

                  1.87 "Insurance Cooperation Agreements" means the (a) Insurance Cooperation Agreement to be entered into by and among JWC, Reorganized Celotex and Reorganized Carey Canada, and (b) the Agreement to be entered into by and among the Trust, the Legal Representative, the Property Damage Claims Administrator, the PD Advisory Committee and the members of the Trust Advisory Committee.

                  1.88 "Intercompany Claim" means any Claim held by the Consolidated Affiliates (or any one of them) against the Debtors, including any Claim held by one Debtor against another Debtor.

                  1.89 "Interest" means any equity interest in the Debtors represented by the Existing Celotex Stock or the Existing Carey Canada Stock.

                  1.90 "IRC" means the Internal Revenue Code of 1986, as amended.

                  1.91 "Jasper" means Jasper Corp., a Delaware corporation.

                  1.92 "Jasper Parties" means Jasper, Apache and JWC Holdings (or any one or more of them).

                  1.93 "Job Elimination Allowance Plan" means the agreement, substantially in the form attached to the Plan as Exhibit 9, regarding the job elimination benefits for certain employees.

                  1.94 "JWC" means Jim Walter Corporation, a Florida corporation.

                  1.95 "JWC Holdings" means JWC Holdings Corporation, formerly a Florida corporation that was dissolved on August 11, 1995.

                  1.96 "JWC Stock Purchase Agreement" means the JWC Stock Purchase Agreement, to be effective on or shortly after the Effective Date, substantially in the form of Exhibit 5 attached hereto or such other form as is acceptable to the Plan Proponents and Jasper, which final agreement shall be filed with the Bankruptcy Court on or before the Plan Documents Filing Date.

                  1.97 "JWIC" means Jim Walter International Corporation, a Florida corporation.

                  1.98 "Legal Representative" means David S. Shrager, Esq., who was appointed by the Bankruptcy Court pursuant to an Order dated February 13, 1995.

                  1.99 "Lien" means, with respect to any asset or property, any mortgage, lien, pledge, charge, security interest, encumbrance or other security device of any kind pertaining to or affecting such asset or property.

                  1.100 "MMI" means Medical Marketplace International, Inc., a Florida corporation.

                  1.101 "Official Committees" means the Asbestos Health Claimants Committee, the Asbestos Property Damage Claimants Committee, and the Trade Creditors Committee (or any one or more of them).

                  1.102 "Payment Percentage" means the percentage set pursuant to Article 3.4(a) of the Trust Agreement and such term shall include the Initial Payment Percentage.

                  1.103 "PD Advisory Committee" means that committee appointed and serving in accordance with Article 5 of the Plan and having the powers, duties and obligations set forth in the Trust Agreement.

                  1.104 "Person" means any person, individual, partnership, corporation, limited liability company, joint venture company, association or other entity or being of whatever kind, whether or not operating or existing for profit, including, but not limited to, any "person" as such term is defined in Section 101(41) of the Bankruptcy Code, but excluding any Governmental Unit.

                  1.105 "Petition Date" means October 12, 1990.

                  1.106 "Plan Documents" means all documents, attachments and exhibits, including, but not limited to, the Trust Documents, the Agreement Regarding Disputed Claims, the documents relating to the Financial Accommodations, the Affiliate Asset Purchase Agreements, the JWC Stock Purchase Agreement, the Insurance Cooperation Agreements, and the Tax Cooperation and Indemnification Agreement, and any amendments thereto made in accordance with the Bankruptcy Code, that aid in effectuating the Plan, which documents, attachments and exhibits shall be filed by the Plan Proponents with the Bankruptcy Court on or before the Plan Documents Filing Date.

                  1.107 "Plan Documents Filing Date" means the date for the filing of the Plan Documents (or any of them) which shall be either (a) the date, as determined by the Plan Proponents, that is as soon as practicable, but that in no event is later than three calendar days before the commencement of the Confirmation Hearing or (b) such other date (or dates) as determined by the Bankruptcy Court.

                  1.108 "Plan Documents Review Center" means the offices of Celotex located at 4010 Boy Scout Boulevard, Tampa, Florida 33607, at which any party in interest may review all of the Plan Documents once such Plan Documents are filed.

                  1.109 "Plan Proponents" means the Debtors, the Legal Representative, the Asbestos Health Claimants Committee and the Trade Creditors Committee.

                  1.110 "Predecessor Settlement Agreements" means any agreement approved by the Bankruptcy Court prior to the Confirmation Date with any predecessor entities of the Debtors, including, but not limited to, Allied, Dana and Rapid-American, in respect of the settlement or resolution of asbestos-related liabilities.

                  1.111 "Prepetition Settlement and Bonding Agreements" means the agreements listed as items 7, 8, 9 and 10 on Exhibit 2 of the Plan, which agreements shall be assumed pursuant to the Plan.

                  1.112 "Priority Claim" means any Claim (other than an Administrative Claim or a Priority Tax Claim) to the extent such Claim is entitled to a priority in payment under Section 507(a) of the Bankruptcy Code.

                  1.113 "Priority Tax Claim" means any Claim to the extent that such Claim is entitled to a priority in payment under Section 507(a)(7) of the Bankruptcy Code.

                  1.114 "Pro Rata" means the same proportion an Allowed Claim in a particular Class bears to the Aggregate Claims Amount of all Claims in such Class.

                  1.115 "Proof of Claim" means any proof of claim filed with the Bankruptcy Court or its duly appointed claims agent with respect to the Debtors pursuant to Bankruptcy Rules 3001 or 3002.

                  1.116 "Property Damage Claims Administrator" means that Person appointed and serving in accordance with Article 5 of the Plan and having the powers, duties and obligations set forth in the Trust Agreement.

                  1.117 "Protected Party" means any of the following parties:

                        (a) the Debtors, Reorganized Celotex, Reorganized Carey Canada, the Consolidated Affiliates, the Official Committees and the Legal Representative, and any of their post-Confirmation Date officers, directors, agents, employees, members, representatives, advisors, financial advisors, accountants and attorneys;

                        (b) the Trust, and any of its Trustees, officers, directors, agents, employees, representatives, advisors, financial advisors, accountants and attorneys;

                        (c) any Entity that, pursuant to the Plan or after the Confirmation Date, becomes a direct or indirect transferee of, or successor to, any assets of the Debtors, Reorganized Celotex, Reorganized Carey Canada or the Trust, provided, however, that this subsection (c) shall not render an Entity a Protected Party solely by reason of such Entity's receipt of a transfer or distribution (i) pursuant to the Plan on account of a Claim or Interest or (ii) after the reorganization of the Debtors on account of a claim, demand or interest;

                        (d) any Entity that, pursuant to the Plan or after the Confirmation Date, makes a loan to the Debtors, Reorganized Celotex, Reorganized Carey Canada or the Trust or to a successor to, or transferee of, any assets of the Debtors, Reorganized Celotex, Reorganized Carey Canada or the Trust to the extent that liability is asserted to exist by reason of such lending relationship or to the extent any Lien created in connection with such a loan is sought to be challenged or impaired;

                        (e) at the option of the Plan Proponents, any other Entity that may be or is alleged to be co-liable with the Debtors and provides value to the Debtors or the Trust or any of the respective successors or assigns thereof; and

                        (f) each Settling Asbestos Insurance Company named in the Confirmation Order and each contributor of funds, proceeds or other consideration under a Predecessor Settlement Agreement; provided, however, except to the extent any of them qualify under subsection (f), Dana, Rapid-American and Allied are not Protected Parties.

                  1.118 "Rapid-American" means Rapid-American, Inc., a Delaware corporation.

                  1.119 "Released Party" means each of (a) the Debtors, Reorganized Celotex, Reorganized Carey Canada and the Consolidated Affiliates, any of their respective successors or assigns and each of their present and former directors, officers, agents, attorneys, accountants, financial advisors, investment bankers and employees, (b) the Official Committees, their members and representatives, and the Legal Representative, (c) the professionals or experts retained by any of the Debtors, the Official Committees or the Legal Representative, (d) the designated representative (as defined in Section 7.1 of the Settlement Agreement), (e) the Veil Piercing Claimants' Representative (as defined in the VPSA), (f) the Settling Asbestos Insurance Companies named in the Confirmation Order (but only to the extent such Settling Asbestos Insurance Companies specifically contracted (i) to obtain the benefits of the Supplemental Injunction or (ii) to be a Released Party), (g) the Jasper Parties and the Drummond Interests, and (h) each contributor of funds, proceeds or other consideration under a Predecessor Settlement Agreement; provided, however, that except to the extent any of them qualify under subsection (h), Dana, Rapid-American and Allied are not Released Parties.

                  1.120 "Reorganization Cases" means the cases currently pending under Chapter 11 of the Bankruptcy Code of Celotex and Carey Canada before the Bankruptcy Court.

                  1.121 "Reorganized Carey Canada" means Carey Canada on and after the Effective Date as reorganized pursuant to the Plan.

                  1.122 "Reorganized Carey Canada Common Stock" means all of the issued and outstanding shares of common stock of Reorganized Carey Canada.

                  1.123 "Reorganized Celotex" means Celotex on and after the Effective Date as reorganized pursuant to the Plan.

                  1.124 "Reorganized Celotex Common Stock" means all of the issued and outstanding shares of common stock of Reorganized Celotex.

                  1.125 "Restricted Carey Canada Cash" means all Cash that would be shown on a balance sheet, prepared in accordance with generally accepted accounting principles, of Carey Canada as of the Effective Date that is restricted for specific uses including, but not limited to, environmental remediation collateral requirements, workers' compensation program collateral requirements and loss reserves, casualty insurance program collateral requirements and loss reserves and tax liability escrow requirements.

                  1.126 "Restricted Celotex Cash" means all Cash that would be shown on a balance sheet, prepared in accordance with generally accepted accounting principles, of Celotex as of the Effective Date that is restricted for specific uses including, but not limited to, environmental remediation collateral requirements, workers' compensation program collateral requirements and loss reserves, casualty insurance program collateral requirements and loss reserves and tax liability escrow requirements.

                  1.127 "Russellville Bond" means that Industrial Revenue Bond held by JWC in the approximate current amount of $9.0 million, issued in 1981 by the Industrial Development Board of the City of Russellville, Alabama to fund construction of Celotex's manufacturing facility located in Russellville, Alabama.

                  1.128 "Schedules" means the Schedules, Statements and Lists filed by the Debtors with the Bankruptcy Court pursuant to Bankruptcy Rule 1007, as they have been and may be amended or supplemented from time to time.

                  1.129 "Secured Claim" means any Claim that is (a) secured in whole or part, as of the Petition Date, by a Lien which is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, or (b) subject to setoff under Section 553 of the Bankruptcy Code, but, with respect to both (a) and (b) above, only to the extent of the value, net of any senior Lien, of the particular Estate's interest in the assets or property securing any such Claim or the amount subject to setoff, as the case may be.

                  1.130 "Settlement Account" means the segregated, custodial account at Bank of America Illinois designated by Order of the Bankruptcy Court dated March 30, 1995 as the Celotex Settlement Fund Recipient (as defined in the VPSA), which Settlement Account was established to receive the Veil Piercing Settlement Fund and is a qualified settlement fund pursuant to Section 468B of the IRC and the regulations issued pursuant thereto.

                  1.131 "Settling Asbestos Insurance Company" means any Asbestos Insurance Company that enters into an Asbestos Insurance Settlement Agreement that is sufficiently comprehensive in the determination of the Plan Proponents.

                  1.132 "Supersedeas Bond Action" means any claim, cause of action or right of Celotex, Reorganized Celotex, Carey Canada or Reorganized Carey Canada against any holder of a Bonded Claim or any Bond Surety/Insurer, arising from or related to any supersedeas bond posted in favor of a holder of a Bonded Claim, including, but not limited to, all claims, causes of action or rights arising from or related to the Supersedeas Bond Adversary Proceeding.

                  1.133 "Supersedeas Bond Adversary Proceeding" means the adversary proceeding commenced by the Debtors in the Bankruptcy Court captioned The Celotex Corporation, et al. v. Allstate Insurance Company et al., Adversary Proceeding No. 92-584.

                  1.134 "Supersedeas Bond Recoveries" means the property, rights and assets of the Debtors used (a) to secure or obtain any supersedeas bond posted in favor of a holder of a Bonded Claim, or (b) pursuant to Order of the Bankruptcy Court dated May 29, 1992 to provide protection to a holder of a Bonded Claim, in either case (a) or (b) remaining, if any, after satisfaction of the underlying Allowed Bonded Claim.

                  1.135 "Supplemental Injunction" means the injunction described in Article 10.3(a) of the Plan.

                  1.136 "Tax Cooperation and Indemnification Agreement" means the agreement to be executed on the Effective Date among the Trust and the corporations that are members of the Jasper consolidated group as of October 21, 1996, requiring, among other things, that any tax liabilities and refunds attributable to implementation of the Plan be allocated among such corporations.

                  1.137 "Tax Escrow Agreement" means the Escrow Agreement, dated as of April 21, 1988, among HHC, Celotex, Jasper and Sun Bank of Tampa Bay, as Escrow Agent.

                  1.138 "Tax Escrow Proceeds" means any proceeds or other funds distributed pursuant to the Tax Escrow Agreement to Celotex or Reorganized Celotex.

                  1.139 "Third Party Injunction" means the injunction described in Article 10.3(b) of the Plan.

                  1.140 "Trade Creditors Committee" means the Official Committee of Trade Creditors of the Debtors appointed in the Reorganization Cases by the United States Trustee.

                  1.141 "Trust" means the trust established pursuant to the Trust Agreement, which is a "qualified settlement fund" pursuant to Section 468B of the IRC and the regulations issued pursuant thereto.

                  1.142 "Trust Advisory Committee" means that committee appointed and serving in accordance with Article 5 of the Plan and having the powers, duties and obligations set forth in the Trust Agreement.

                  1.143 "Trust Agreement" means that certain Settlement Trust Agreement, effective as of the Confirmation of the Plan, substantially in the form of Exhibit 1 attached hereto.

                  1.144 "Trust Assets" means, in addition to the assets in the Settlement Account, the following assets and any income, profits and proceeds derived from such assets subsequent to the transfer of such assets to the
Trust: (a) 100% of the common stock of each of Reorganized Celotex and Reorganized Carey Canada, (b) directly or indirectly, 100% of the common stock of JWC and the other Consolidated Affiliates, (c) the Celotex Cash, (d) the proceeds or other consideration resulting or in any way derived from the Financial Accommodations, (e) the Carey Canada Cash, (f) the Asbestos Insurance Actions and the Asbestos Insurance Action Recoveries, (g) the Tax Escrow Proceeds, (h) the Supersedeas Bond Action and the Supersedeas Bond Recoveries,
(i) the proceeds or other consideration resulting or in any way derived from any Predecessor Settlement Agreement, (j) the Asbestos Insurance Settlement Agreements, (k) the Trust Causes of Action, (l) any unclaimed property described in Article 9.12 of the Plan, (m) the Insurance Cooperation Agreements and (n) the certain benefits under the Tax Cooperation and Indemnification Agreement.

                  1.145 "Trust Causes of Action" means any and all of the Debtors' actions, claims, rights, defenses, counterclaims, suits and causes of action (but excluding all Asbestos Insurance Actions), whether known or unknown, in law, equity or otherwise, including, without limitation: (a) the Debtors' rights against Dana (including, but not limited to, the Dana Liabilities), Allied and Rapid-American, (b) avoidance actions granted pursuant to and existing under Sections 502, 542, 543, 544, 545, 547, 548, 549, 550, 551
and 553 of the Bankruptcy Code (other than those which are released or dismissed as part of and pursuant to the Plan, including those asserted in the Affiliate Action and the Equitable Subordination Action), (c) rights of the Debtors against any Entity in respect of the Wellington Agreement, (d) defenses to any Asbestos Claim including, but not limited to, all defenses under Section 502 of the Bankruptcy Code, (e) rights of setoff, recoupment, contribution, reimbursement, subrogation or indemnity (as those terms are defined by the non-bankruptcy law of any relevant jurisdiction) and any other indirect claim of any kind whatsoever, whenever and wherever arising or asserted and (f) any other claims or rights with respect to Asbestos Claims that the Debtors would have had under applicable law if the Reorganization Cases had not occurred and the holder of such Asbestos Claim had asserted it by initiating civil litigation against the Debtors.

                  1.146 "Trust Documents" means the Trust Agreement, the Asbestos Claims Resolution Procedures and the other agreements, instruments and documents governing the establishment, administration and operation of the Trust, which shall be substantially in the form set forth in the Plan, as they may be amended or modified from time to time in accordance with the Plan and the Trust Agreement.

                  1.147 "Trust Expenses" means any of the Asbestos Personal Injury Expenses and the Asbestos Property Damage Expenses, and any other liabilities, costs or expenses of or imposed upon or in respect of the Trust (except for payments to holders of Asbestos Claims on account of such Asbestos Claims). "Trust Expenses" shall also expressly include any and all liabilities, costs and expenses incurred subsequent to the Confirmation of the Plan in connection with the prosecution of any and all Asbestos Insurance Actions and Supersedeas Bond Actions, whether or not any such action results in a recovery for the Trust, and, claims for premiums (whether incurred, arising or covering a period prior or subsequent to Confirmation of the Plan) for bonds provided by the Bond Sureties/Insurers and any amounts which may be or become due under or in connection with the Prepetition Settlement and Bonding Agreements.

                  1.148 "Trustees" means the Persons appointed pursuant to
Article 5 of the Plan for the purpose of acting as trustees of the Trust in accordance with the terms and conditions contained in the Trust Documents, the Plan and the Confirmation Order.

                  1.149 "United States Trustee" means the United States Trustee for the Middle District of Florida.

                  1.150 "Unsecured Claim" means any Claim (regardless of whether such Claim is covered by insurance) that is neither secured nor entitled to priority under the Bankruptcy Code or by a Final Order of the Bankruptcy Court, including, but not limited to: (a) any claim arising from the rejection of an executory contract or unexpired lease under Section 365 of the Bankruptcy Code, and (b) any portion of a Claim to the extent the value of the holder's interest in the applicable Estate's interest in the property securing such Claim is less than the amount of the Claim, or to the extent that the amount of the Claim subject to setoff is less than the amount of the Claim, as determined pursuant to Section 506(a) of the Bankruptcy Code. "Unsecured Claims" shall also expressly include (x) Environmental Claims, (y) Indirect Non-Asbestos Claims and (z) Claims arising from the provision of goods or services to the Debtors prior to the Petition Date, to the extent that such Claims in (x), (y) and (z) above are neither secured nor entitled to priority under the Bankruptcy Code or a Final Order of the Bankruptcy Court.

                  1.151 "Veil Piercing Claimants" shall have the meaning ascribed to such term in the VPSA.

                  1.152 "Veil Piercing Settlement Fund" means that certain settlement fund established under the VPSA for the exclusive benefit of the Veil Piercing Claimants, which fund was distributed to the Settlement Account in accordance with the VPSA and pursuant to Order of the Bankruptcy Court.

                  1.153 "VPSA" means that certain Second Amended and Restated Veil Piercing Settlement Agreement, dated as of November 22, 1994, by and among
(a) HHC and other debtors in their administratively consolidated bankruptcy cases 89-9715-8P1, et seq. previously pending in the Bankruptcy Court, (b) certain creditors and creditor groups in that consolidated case, (c) Celotex and the Official Committees, (d) certain asbestos defendants named as defendants in Adversary Proceeding Nos. 90-0003 and 90-0004 filed in the Bankruptcy Court, and (e) certain attorneys.

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



                  1.154 "VPSA Injunction" means the injunction described in
Article 10.3(c) of the Plan.

                  1.155 "VPSA Released Parties" means those Entities listed in part X of Appendix A of the VPSA.

                  1.156 "Wellington Agreement" means the Agreement Concerning Asbestos-Related Claims dated as of June 19, 1985, by and between the Debtors and various other parties, including the appendices thereto.

                  1.157 "Wellington Claims" means all Claims in connection with, arising out of or relating to the Wellington Agreement, other than the Wellington Credit Claims and the Wellington Prospective Adjustment Claims.

                  1.158 "Wellington Credit Claims" means the Asbestos Claims and any other Claims arising from the additional adjustment for claims settled between September 30, 1983 and the opening of the claims facility provided for in Appendix A-1(B) of the Wellington Agreement.

                  1.159 "Wellington Prospective Adjustment Claims" means the Asbestos Claims and any other Claims arising from the adjustment of subscribing producer allocation percentages provided for in Appendix A-1(G) of the Wellington Agreement.

                                   ARTICLE 2

                          TREATMENT OF ADMINISTRATIVE
                         CLAIMS AND PRIORITY TAX CLAIMS

                  2.1 Administrative Claims. Each holder of an Allowed Administrative Claim (except any holder that agrees to different treatment) shall receive the Allowed Amount of its Administrative Claim, in Cash, in full satisfaction, settlement, release, extinguishment and discharge of such Claim, on the Distribution Date; provided, however, that Allowed Administrative Claims representing (a) postpetition liabilities incurred in the ordinary course of business by the Debtors and (b) postpetition contractual liabilities arising under loans or advances to the Debtors, whether or not incurred in the ordinary course of business, shall be paid by Reorganized Carey Canada or Reorganized Celotex, as applicable, in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements relating thereto.

                  2.2 Priority Tax Claims. Each holder of an Allowed Priority Tax Claim (except any holder that agrees to different treatment) shall receive the Allowed Amount of its Priority Tax Claim, in Cash, in full satisfaction, settlement, release, extinguishment and discharge of such Claim on the Distribution Date.

                                   ARTICLE 3

                     CLASSIFICATION OF CLAIMS AND INTERESTS

                  3.1 Generally. Pursuant to Section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims and Interests. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of the Class and is classified in a different Class to the extent the Claim or Interest qualifies within the description of that different Class.

                  3.2 Unclassified Claims. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are excluded from the following Classes. The treatment accorded Administrative Claims and Priority Tax Claims is set forth in Article 2 of the Plan.

                  3.3 Classes.

                      (a) Celotex Claims And Interests. The following constitute the Classes of Claims against and Interests in Celotex:

                          (1) Celotex Class 1 - Celotex Priority Claims.
Celotex Class 1 consists of all Priority Claims against Celotex.

                          (2) Celotex Class 2 - Celotex Secured Claims. Celotex
Class 2 consists of all Secured Claims against Celotex, each of which will be within a separate subclass, with each such subclass to be deemed a separate Class for all purposes.

                          (3) Celotex Class 3 - Celotex Administrative
Convenience Claims. Celotex Class 3 consists of (A) all Unsecured Claims against Celotex, in an amount equal to or less than $2,500, that would be classified as Celotex Class 4 Claims under the Plan if such Claims exceeded $2,500; and (B) any Unsecured Claim against Celotex that would otherwise be classified as a Celotex Class 4 Claim except that the holder of such Claim has elected voluntarily in writing on the ballot for voting on the Plan to reduce the Allowed Amount of such Claim to $2,500 by the date on which ballots accepting or rejecting the Plan must be returned, as fixed by the Bankruptcy Court; provided, however, that only holders of Unsecured Claims against Celotex otherwise included in Celotex Class 4 may elect to reduce their Claims to qualify for treatment under Celotex Class 3.

                          (4) Celotex Class 4 - Celotex Unsecured Claims.
Celotex Class 4 consists of all Unsecured Claims against Celotex; provided, however, that Celotex Class 4 does not include Employee Benefit Plan Claims against Celotex, Asbestos Claims against Celotex, Bonded Claims against Celotex and Administrative Convenience Claims against Celotex.

                          (5) Celotex Class 5 - Celotex Employee Benefit Plan
Claims. Celotex Class 5 consists of all Employee Benefit Plan Claims against Celotex.

                          (6) Celotex Class 6 - Celotex Asbestos Personal
Injury Claims. Celotex Class 6 consists of all Asbestos Personal Injury Claims against Celotex; provided, however, that Celotex Class 6 does not include Bonded Claims against Celotex.

                          (7) Celotex Class 7 - Celotex Bonded Claims. Celotex
Class 7 consists of all Bonded Claims against Celotex.

                          (8) Celotex Class 8 - Celotex Asbestos Property
Damage Claims. Celotex Class 8 consists of all Asbestos Property Damage Claims against Celotex.

                          (9) Celotex Class 9 - Interests In Celotex. Celotex
Class 9 consists of all Interests in Celotex.

                      (b) Carey Canada Claims and Interests. The following constitute the Classes of Claims against and Interests in Carey Canada:

                          (1) Carey Canada Class 1 - Carey Canada Priority
Claims. Carey Canada Class 1 consists of all Priority Claims against Carey
Canada.

                          (2) Carey Canada Class 2 - Carey Canada Secured
Claims. Carey Canada Class 2 consists of all Secured Claims against Carey Canada, each of which will be within a separate subclass, with each such subclass to be deemed a separate Class for all purposes.

                          (3) Carey Canada Class 3 - Carey Canada
Administrative Convenience Claims. Carey Canada Class 3 consists of (A) all Unsecured Claims against Carey Canada, in an amount equal to or less than $2,500, that would be classified as Carey Canada Class 4 Claims under the Plan if such Claims exceeded $2,500; and (B) any Unsecured Claim against Carey Canada that would otherwise be classified as a Carey Canada Class 4 Claim except that the holder of such Claim has elected voluntarily in writing on the ballot for voting on the Plan to reduce the Allowed Amount of such Claim to $2,500 by the date on which ballots accepting or rejecting the Plan must be returned, as fixed by the Bankruptcy Court; provided, however, that only holders of Unsecured Claims against Carey Canada otherwise included in Carey Canada Class 4 may elect to reduce their Claims to qualify for treatment under Carey Canada Class 3.

                          (4) Carey Canada Class 4 - Carey Canada Unsecured
Claims. Carey Canada Class 4 consists of all Unsecured Claims against Carey Canada, provided, however, that Carey Canada Class 4 does not include Employee Benefit Plan Claims against Carey Canada, Asbestos Claims against Carey Canada, Bonded Claims against Carey Canada and Administrative Convenience Claims against Carey Canada.

                          (5) Carey Canada Class 5 - Carey Canada Employee
Benefit Plan Claims. Carey Canada Class 5 consists of all Employee Benefit Plan Claims against Carey Canada.

                          (6) Carey Canada Class 6 - Carey Canada Asbestos
Personal Injury Claims. Carey Canada Class 6 consists of all Asbestos Personal Injury Claims against Carey Canada; provided, however, that Carey Canada Class 6 does not include Bonded Claims against Carey Canada.

                          (7) Carey Canada Class 7 - Carey Canada Bonded
Claims.  Carey Canada Class 7 consists of all Bonded Claims against Carey
Canada.

                          (8) Carey Canada Class 8 - Carey Canada Asbestos
Property Damage Claims. Carey Canada Class 8 consists of all Asbestos Property Damage Claims against Carey Canada.

                          (9) Carey Canada Class 9 - Interests In Carey Canada.
Carey Canada Class 9 consists of all Interests in Carey Canada.

                                   ARTICLE 4

                       TREATMENT OF CLAIMS AND INTERESTS

                  Claims and Interests shall be treated in the manner set forth in this Article 4. Except as specifically provided elsewhere in the Plan, the treatment of, and the consideration to be received by, holders of Allowed Claims and holders of Allowed Interests pursuant to the Plan shall be in full satisfaction, settlement, release, extinguishment and discharge of their respective Allowed Claims and Allowed Interests.

                  4.1 Unclassified Claims. Each holder of an Allowed Administrative Claim or an Allowed Priority Tax Claim shall receive the treatment set forth in Article 2 of the Plan.

                      4.2 Classes Of Claims And Interests.

                      (a) Celotex Claims And Interests. The following constitutes the treatment under the Plan of the Claims against and Interests in Celotex.

                          (1) Celotex Class 1 - Celotex Priority Claims. On the
Distribution Date, each holder of an Allowed Priority Claim against Celotex shall receive either (A) the Allowed Amount of its Priority Claim, in Cash or
(B) such other treatment as may be agreed to in writing by such holder and Reorganized Celotex. This Class is unimpaired.

                          (2) Celotex Class 2 - Celotex Secured Claims. Each
holder of an Allowed Secured Claim against Celotex shall retain, unaltered, the legal, equitable and contractual rights (including, but not limited to, any Liens that secure such Allowed Secured Claim) to which such Allowed Secured Claim entitles such holder. This Class (or these subclasses) is unimpaired.

                          (3) Celotex Class 3 - Celotex Administrative
Convenience Claims. On the Distribution Date, each holder of an Allowed Administrative Convenience Claim against Celotex shall receive the Allowed Amount of its Administrative Convenience Claim in Cash. This Class is unimpaired.

                          (4) Celotex Class 4 - Celotex Unsecured Claims.
Except to the extent that a holder of an Allowed Class 4 Claim against Celotex has agreed to receive a lump-sum payment or other treatment, on the Distribution Date, each such holder shall receive a distribution equal to 90%, in Cash, of the Allowed Amount of its Class 4 Claim. This Class is impaired.

                          (5) Celotex Class 5 - Celotex Employee Benefit Plan
Claims. On the Confirmation Date, Celotex as Debtor, and after the Effective Date as Reorganized Celotex, shall continue, automatically and without further act or deed, the Employee Benefit Plans maintained by Celotex, and each holder of an Allowed Employee Benefit Plan Claim against Celotex shall retain, unaltered, the legal, equitable and contractual rights to which such Allowed Employee Benefit Plan Claim entitles such holder. This Class is unimpaired.

                          (6) Celotex Class 6 - Celotex Asbestos Personal
Injury Claims. As of the Confirmation Date, liability for all Asbestos Personal Injury Claims against Celotex shall be automatically and without further act or deed, transferred to, vested in and assumed by the Trust. Each Asbestos Personal Injury Claim against Celotex shall be addressed (i.e., Allowed or disallowed and, if Allowed, paid) by the Trust pursuant to and in accordance with the Asbestos Personal Injury Claims Resolution Procedures. This Class is impaired.

                          (7) Celotex Class 7 - Celotex Bonded Claims. Subject
to Article 11.7 of the Plan, on the Distribution Date and pursuant to the terms of the Trust Documents, each holder of an Allowed Bonded Claim against Celotex shall receive from Celotex, or at the Trustees' election from the applicable Bond Surety/Insurer (consistent with the terms of the supersedeas bond and the Prepetition Settlement and Bonding Agreement pursuant to which such bond was provided or obtained), either (A) the Allowed Amount of its Bonded Claim in Cash or (B) such other treatment as may be agreed upon in writing by such holder and the Trustees. This Class is unimpaired.

                          (8) Celotex Class 8 - Celotex Asbestos Property
Damage Claims. As of the Confirmation Date, liability for all Asbestos Property Damage Claims against Celotex shall be automatically and without further act or deed, transferred to, vested in and assumed by the Trust. Each Asbestos Property Damage Claim against Celotex shall be addressed (i.e., Allowed or disallowed and, if Allowed, paid) by the Trust pursuant to and in accordance with the Asbestos Property Damage Claims Resolution Procedures. This Class is impaired.

                          (9) Celotex Class 9 - Interests In Celotex. On the
Effective Date, all Interests in Celotex shall be cancelled, annulled and extinguished, and the holders thereof shall not be entitled to receive or retain any property or distribution pursuant to the Plan on account of such Interests. All holders of Interests in Celotex consent to this treatment. This Class is impaired.

                      (b) Carey Canada Claims And Interests. The following constitutes the treatment under the Plan of the Claims against and Interests in Carey Canada.

                          (1) Carey Canada Class 1 - Carey Canada Priority
Claims. On the Distribution Date, each holder of an Allowed Priority Claim against Carey Canada shall receive either (A) the Allowed Amount of its Priority Claim, in Cash or (B) such other treatment as may be agreed to in writing by such holder and Reorganized Carey Canada. This Class is unimpaired.

                          (2) Carey Canada Class 2 - Carey Canada Secured
Claims. Each holder of an Allowed Secured Claim against Carey Canada shall retain, unaltered, the legal, equitable and contractual rights (including, but not limited to, any Liens that secure such Allowed Secured Claim) to which such Allowed Secured Claim entitles such holder. This Class (or these subclasses) is unimpaired.

                          (3) Carey Canada Class 3 - Carey Canada
Administrative Convenience Claims. On the Distribution Date, each holder of an Allowed Administrative Convenience Claim against Carey Canada shall receive the Allowed Amount of its Administrative Convenience Claim in Cash. This Class is unimpaired.

                          (4) Carey Canada Class 4 - Carey Canada Unsecured
Claims. Except to the extent that a holder of an Allowed Class 4 Claim against Carey Canada has agreed to receive a lump-sum payment or other treatment, on the Distribution Date, each such holder shall receive a distribution equal to 90%, in Cash, of the Allowed Amount of its Class 4 Claim. This Class is impaired.

                          (5) Carey Canada Class 5 - Carey Canada Employee
Benefit Plan Claims. On the Confirmation Date, Carey Canada as Debtor, and after the Effective Date as Reorganized Carey Canada, shall continue, automatically and without further act or deed, the Employee Benefit Plans maintained by Carey Canada, and each holder of an Allowed Employee Benefit Plan Claim against Carey Canada shall retain, unaltered, the legal, equitable and contractual rights to which such Allowed Employee Benefit Plan Claim entitles such holder. This Class is unimpaired.

                          (6) Carey Canada Class 6 - Carey Canada Asbestos
Personal Injury Claims. As of the Confirmation Date, liability for all Asbestos Personal Injury Claims against Carey Canada shall be automatically and without further act or deed, transferred to, vested in and assumed by the Trust. Each Asbestos Personal Injury Claim against Carey Canada shall be addressed (i.e., Allowed or disallowed and, if Allowed, paid) by the Trust pursuant to and in accordance with the Asbestos Personal Injury Claims Resolution Procedures. This Class is impaired.

                          (7) Carey Canada Class 7 - Carey Canada Bonded
Claims. Subject to Article 11.7 of the Plan, on the Distribution Date and pursuant to the terms of the Trust Documents, each holder of an Allowed Bonded Claim against Carey Canada shall receive from Carey Canada, or at the Trustees' election from the Bond Surety/Insurer (consistent with the terms of the supersedeas bond and the Prepetition Settlement and Bonding Agreement pursuant to which such bond was provided or obtained), either (A) the Allowed Amount of its Bonded Claim in Cash or (B) such other treatment as may be agreed upon in writing by such holder and the Trustees. This Class is unimpaired.

                          (8) Carey Canada Class 8 - Carey Canada Asbestos
Property Damage Claims. As of the Confirmation Date, liability for all Asbestos Property Damage Claims against Carey Canada shall be automatically and without further act or deed, transferred to, vested in and assumed by the Trust. Each Asbestos Property Damage Claim against Carey Canada shall be addressed (i.e., Allowed or disallowed and, if Allowed, paid) by the Trust pursuant to and in accordance with the Asbestos Property Damage Claims Resolution Procedures. This Class is impaired.

                          (9) Carey Canada Class 9 - Interests In Carey Canada.
On the Effective Date, the Interests in Carey Canada shall be cancelled, annulled and extinguished, and the holders thereof shall not be entitled to receive or retain any property or distribution pursuant to the Plan on account of such Interests. All holders of Interests in Carey Canada consent to this treatment. This Class is impaired.

                                   ARTICLE 5

                                   THE TRUST

                  5.1 Establishment And Purpose Of Trust. On the Confirmation Date, the Trust shall be established in accordance with the Trust Documents. The Trust is a "qualified settlement fund" within the meaning of Section 468B of the IRC and the regulations issued pursuant thereto. The purpose of the Trust shall be to, among other things, (a) direct the liquidation and resolution of all Asbestos Claims in accordance with the Plan and the Asbestos Claims Resolution Procedures and (b) preserve, hold, manage and maximize the Trust Assets for use in paying and satisfying Allowed Asbestos Claims. The Asbestos Claims Resolution Procedures shall provide for the allowance and payment or disallowance of Asbestos Claims pursuant to the terms of the Trust Documents. The Trust shall pay Allowed Asbestos Claims based upon the Payment Percentage, subject to the powers of the Trustees to modify the Payment Percentage.

                  5.2 Receipt Of Trust Assets. On the Effective Date, all Trust Assets shall be, automatically and without further act or deed, transferred to, vested in and assumed by the Trust, subject to the notification requirements contained in Articles 11.6, 11.7, 11.8 and 11.9 of the Plan; provided, however, that to the extent that certain Trust Assets, because of their nature or because they will accrue subsequent to the Effective Date, cannot be transferred to, vested in and assumed by the Trust on the Effective Date, such Trust Assets shall be, automatically and without further act or deed, transferred to, vested in and assumed by the Trust as soon as practicable after the Effective Date; and, further provided, that the common stock or assets of JWC and the other Consolidated Affiliates will be transferred pursuant to the terms of the JWC Stock Purchase Agreement or any applicable Affiliate Asset Purchase Agreement. The transfer of the Supersedeas Bond Recoveries and the Debtors' rights under the Supersedeas Bond Action to the Trust shall give the Trust no greater right to receive any payment from any of the Bond Sureties/Insurers than the Debtors, Reorganized Celotex or Reorganized Carey Canada may have, and the transfer of the Supersedeas Bond Recoveries and the Debtors' rights under the Supersedeas Bond Action to the Trust shall not impair, compromise or otherwise adversely affect any rights of recoupment or setoff or any other defense to such payment that any of the Bond Sureties/Insurers may have, as shall be determined or, if resolved by settlement among the parties, approved by Final Order of the Bankruptcy Court (or a court on appeal or certiorari from an Order of the Bankruptcy Court). Such rights of recoupment and setoff, if any, and any claims or defenses of the Bond Sureties/Insurers which pertain to such rights of recoupment and setoff, to the Supersedeas Bond Action or to payment under the Prepetition Settlement and Bonding Agreements shall survive Confirmation of the Plan and the Effective Date, subject only to judicial determination thereof by Final Order of the Bankruptcy Court (or a court on appeal or certiorari from an Order of the Bankruptcy Court).

                  5.3 Settlement Account. On the Effective Date, the Settlement Account shall constitute a trust account of the Trust as contemplated by the Plan and shall be administered and managed under the terms of the Trust Agreement.

                  5.4 Discharge Of Liabilities To Holders Of Asbestos Claims. Except as provided in the Plan, the transfer to, vesting in and assumption by the Trust of the Trust Assets as contemplated by the Plan shall discharge, release and extinguish all obligations and liabilities of the Released Parties and their respective estates, affiliates and subsidiaries, for or in respect of all Asbestos Claims, including, but not limited to, all Indirect Asbestos Claims, against the Debtors, Reorganized Celotex, Reorganized Carey Canada and their respective Estates, Affiliates and subsidiaries (and the Confirmation Order shall so provide for such discharge, release and extinguishment). The Trust shall assume sole responsibility and liability for all Asbestos Claims, including, but not limited to, Indirect Asbestos Claims, against the Debtors, Reorganized Celotex, Reorganized Carey Canada and their respective Estates, Affiliates and subsidiaries and such Claims shall be paid solely by the Trust from the Trust Assets.

                  5.5 Investment Guidelines. Pursuant to Section 4.2 of the Trust Agreement, all monies held in the Trust shall be invested, subject to the investment limitations and provisions enumerated in the Trust Agreement. In addition to permitted investments under

Section 4.2 of the Trust Agreement, Section 4.2(g) of the Trust Agreement expressly permits the Trust to hold any item of property or asset included in kind in the Trust Assets.

                  5.6 Excess Trust Assets. To the extent there are any Trust Assets remaining after the payment of all Allowed Asbestos Claims and the payment, in full, of all Trust Expenses, such excess Trust Assets shall be transferred to such charitable purposes as the Trustees, in their reasonable discretion, shall determine, which charitable purposes, if practicable, shall be related to the treatment of, research regarding or payment of claims related to asbestos-caused disorders.

                  5.7 Trust Expenses. The Trust shall pay all Trust Expenses from the Trust Assets. Neither the Plan Proponents, Reorganized Celotex nor Reorganized Carey Canada shall have any obligation to pay any Trust Expenses.

                  5.8 Selection Of The Initial Trustees. The five initial Trustees of the Trust shall be those identified in the Trust Agreement. All successor Trustees shall be appointed in accordance with the terms of the Trust Agreement. For purposes of performing their duties and fulfilling their obligations under the Trust Agreement and the Plan, each Trustee shall be deemed to be (and the Confirmation Order shall so provide) a "party in interest" within the meaning of Section 1109(b) of the Bankruptcy Code.

                  5.9 Advising The Trust.

                      (a) The Trust Advisory Committee. The Trust Advisory Committee shall have six members and shall have the functions and rights provided in the Trust Agreement. On or before the Confirmation Date, the six initial members of the Trust Advisory Committee shall be selected by the Asbestos Health Claimants Committee.

                      (b) Property Damage Claims Administrator. The Property Damage Claims Administrator shall have the functions and rights provided in the Trust Agreement. On or before the Confirmation Date, the Property Damage Claims Administrator shall be selected by the Asbestos Property Damage Claimants Committee.

                      (c) PD Advisory Committee. The PD Advisory Committee shall have three members and shall have the functions and rights provided in the Trust Agreement. On or before the Confirmation Date, the three initial members of the PD Advisory Committee shall be selected by the Chairman of the Asbestos Property Damage Claimants' Committee.

                      (d) Successor Committee Members Or Property Damage Claims Administrator. Each member of the Trust Advisory Committee and the PD Advisory Committee shall serve until the earlier of such member's death, resignation or removal. All successor committee members shall be selected in accordance with the terms and conditions contained in the Trust Agreement. The Property Damage Claims Administrator shall serve until such Person's death, resignation or removal. A successor Property Damage Claims Administrator shall be selected in accordance with the terms and conditions contained in the Trust Agreement.

                                   ARTICLE 6

             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  6.1 Assumption And Rejection Of Unexpired Leases And Executory Contracts.

                      (a) Rejection. Any unexpired lease or executory contract that has not been expressly assumed by the Debtors with the Bankruptcy Court's approval on or prior to the Confirmation Date shall, as of the Confirmation Date (subject to the occurrence of the Effective Date), be deemed to have been rejected by the Debtors unless there is pending before the Bankruptcy Court on the Confirmation Date a motion to assume such unexpired lease or executory contract.

                      (b) Assumption. Notwithstanding subpart (a) of this
Article 6.1, the Debtors shall assume those executory contracts and unexpired leases listed on Exhibit 2 hereto (as such list may be amended or supplemented up to and including the Confirmation Date), and the Debtors shall likewise assume any unexpired lease or executory contract the Debtors entered into after the Petition Date to the extent such contract or lease is executory or unexpired, respectively, under Section 365 of the Bankruptcy Code.

                      (c) Reservation. Notwithstanding anything in subparts (a) or (b) of this Article 6.1 to the contrary, this Article 6.1 shall not apply to any unexpired lease or executory contract that is treated otherwise under the Plan.

                  6.2 Rejected Unexpired Leases And Executory Contracts. Notwithstanding anything to the contrary set forth in Article 6.1 hereof, the Debtors hereby expressly reject, pursuant to Section 365 of the Bankruptcy Code, the following executory contracts and unexpired leases: (a) all product warranties of the Debtors (including any obligation of the Debtors to pay any costs or expenses related to such product warranties) which relate to asbestos or asbestos-related products that were made, mined, manufactured, produced, distributed, sold, marketed or supplied by the Debtors, whether or not the liabilities or obligations resulting thereunder constitute or will be treated as Asbestos Claims pursuant to the Plan; and (b) all product warranties of the Debtors (including any obligation to pay any costs or expenses related to such warranties), which relate to products no longer made, mined, manufactured, produced, distributed, sold, marketed or supplied by the Debtors.

                  6.3 Continuation Of Product Warranties. Celotex as Debtor, and after the Effective Date as Reorganized Celotex, may elect to honor any product warranty as to non-asbestos products rejected pursuant to Article 6.2 of the Plan if honoring such product warranty would, in the judgment of Celotex, confer a reasonably comparable benefit upon Celotex.

                  6.4 Damages Upon Rejection. The Bankruptcy Court shall determine the dollar amount, if any, of the Claim of any Entity seeking damages by reason of the rejection of any executory contract or unexpired lease; provided, however, that such Entity must file a Proof of Claim with the Bankruptcy Court before thirty calendar days following the Confirmation Date. To the extent any such Claim is Allowed by the Bankruptcy Court by Final Order, such Claim shall become, and shall be treated for all purposes under the Plan as, a Celotex Class 4 Claim or Carey Canada Class 4 Claim, or if the Claim is an Asbestos Claim, a Celotex Class 6 Claim, a Carey Canada Class 6 Claim, a Celotex Class 8 Claim or a Carey Canada Class 8 Claim, as the case may be, and the holder thereof shall receive distributions as a holder of an Allowed Claim in such Class or Classes pursuant to the Plan. The Plan shall constitute notice to Entities which may assert a Claim for damages from the rejection of an executory contract or unexpired lease of this bar date for filing a Proof of Claim in connection therewith; provided, however, that the Debtors shall have no obligation to notify such Entities that Confirmation has occurred.

                  6.5 Assumption Of Corporate Indemnities. Any obligations of the Debtors, pursuant to their respective corporate charters and bylaws, or pursuant to law, to indemnify their respective directors, officers, agents, employees, attorneys, accountants, financial advisors and representatives, with respect to all present and future actions, suits and proceedings against the Debtors or any of such officers, directors, agents, employees, attorneys, accountants, financial advisors or representatives, based upon any act or omission related to service with, or for or on behalf of, the Debtors, shall not be discharged or impaired by Confirmation of the Plan, but shall be deemed and treated as executory contracts that are assumed by the applicable Debtor pursuant to the Plan and Section 365 of the Bankruptcy Code, except to the extent any such obligation has been released pursuant to the Plan. Accordingly, such indemnification obligations shall survive unaffected by the Plan and shall be performed and honored by Reorganized Celotex and Reorganized Carey Canada.

                                   ARTICLE 7

                      ACCEPTANCE OR REJECTION OF THE PLAN

                  7.1 Each Impaired Class Entitled To Vote Separately. The holders of Claims or Interests in each impaired Class of Claims or Interests, other than the holders of Interests in Celotex Class 9 and Carey Canada Class 9, shall be entitled to vote separately to accept or reject the Plan. All holders of Interests in Celotex Class 9 and Carey Canada Class 9 support the Plan and have consented to the treatment provided under the Plan.

                  7.2 Acceptance By Impaired Classes Of Claims. Pursuant to
Section 1126(c) of the Bankruptcy Code, an impaired Class of Claims shall have accepted the Plan if (a) the holders of at least two-thirds in dollar amount of the Allowed Claims actually voting in such Class (other than Claims held by any holder designated pursuant to Section 1126(e) of the Bankruptcy Code) have voted to accept the Plan and (b) more than one-half in number of

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



such Allowed Claims actually voting in such Class (other than Claims held by any holder designated pursuant to Section 1126(e) of the Bankruptcy Code) have voted to accept the Plan.

                  7.3 Acceptance Pursuant To Section 524(g) Of The Bankruptcy Code. The Plan shall have been voted upon favorably to the extent required by
Section 524(g)(2)(B)(ii)(IV)(bb) of the Bankruptcy Code.

                  7.4 Presumed Acceptance Of Plan. Celotex Classes 1, 2, 3, 5 and 7 and Carey Canada Classes 1, 2, 3, 5 and 7 are not impaired. Under Section 1126(f) of the Bankruptcy Code, the holders of Claims in such Classes are conclusively presumed to have voted to accept the Plan.

                  7.5 Confirmability And Severability Of The Plan. The Confirmation requirements of Section 1129 of the Bankruptcy Code must be satisfied separately with respect to each Debtor. Therefore, notwithstanding the combination of the separate plans of reorganization of Celotex and Carey Canada in this Plan for purposes of, among other things, economy and efficiency, the Plan shall be deemed a separate Chapter 11 plan for Celotex and for Carey Canada. Should either of such separate plans not be confirmed, the other Debtor may withdraw the other separate plan.

                                   ARTICLE 8

                  CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

                  8.1 Conditions To Confirmation. Confirmation of the Plan shall not occur unless each of the following conditions has been satisfied or waived by the Plan Proponents; provided, however, that none of the conditions set forth in subpart (a) of this Article 8.1 shall be waivable. These conditions to confirmation, which are designed, among other things, to ensure that the Injunctions, releases and discharges set forth in Article 10 shall be effective, binding and enforceable, are as follows:

                      (a) The Bankruptcy Court shall have made the following findings in substantially the following form:

                          (i) The Supplemental Injunction, the Third Party
                      Injunction and the VPSA Injunction are to be implemented in connection with the Trust;

                          (ii) As of the Petition Date, the Debtors had been
                      named as defendants in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products;

                          (iii) The Trust, upon Confirmation, shall assume the
                      liabilities of the Debtors with respect to Asbestos
                      Claims;

                          (iv) The Trust is to be funded in whole or in part by
                      the securities of one or more of the Debtors and by the obligations of such Debtors to make future payments, including dividends;

                          (v) The Trust is to own a majority of the voting
                      shares of Reorganized Celotex and Reorganized Carey
                      Canada;

                          (vi) The Trust is to use its assets or income to pay
                      Asbestos Claims;

                          (vii) The Debtors are likely to be subject to
                      substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Asbestos Personal Injury Claims, which are addressed by the Supplemental Injunction, the Third Party Injunction and the VPSA Injunction;

                          (viii) The actual amounts, numbers and timing of
                      future Demands cannot be determined;

                          (ix) Pursuit of Demands outside the procedures
                      prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with Claims and future Demands;

                          (x) The terms of the Supplemental Injunction, the
                      Third Party Injunction and the VPSA Injunction, including any provisions barring actions against third parties, are set out in the Plan and in the Disclosure Statement;

                          (xi) Pursuant to court orders or otherwise, the Trust
                      shall operate through mechanisms such as structured, periodic or supplemental payments, pro rata distributions, matrices or periodic review of estimates of the numbers and values of Asbestos Personal Injury Claims or other comparable mechanisms, that provide reasonable assurance that the Trust shall value, and be in a financial position to pay, Asbestos Personal Injury Claims that involve similar Asbestos Personal Injury Claims in substantially the same manner;

                          (xii) The Legal Representative was appointed by the
                      Bankruptcy Court as part of the proceedings leading to the issuance of the Supplemental Injunction, the Third Party Injunction and the VPSA Injunction for the purpose of, among other things, protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Supplemental Injunction, the Third Party Injunction and the VPSA Injunction and transferred to the Trust;

                          (xiii) Identifying each Debtor or beneficiary of the
                      Supplemental Injunction, the Third Party Injunction and the VPSA Injunction, as applicable, in such Injunctions with respect to Demands is fair and equitable with respect to the persons that might subsequently assert Demands against each such Debtor or beneficiary in light of the benefits provided, or to be provided, to the Trust on behalf of such Debtor or such beneficiary; and

                          (xiv) The Plan otherwise complies with Section 524(g)
                      of the Bankruptcy Code.

                      (b) Confirmation Order. The Bankruptcy Court shall have made such findings and determinations regarding the Plan as shall enable the entry of the Confirmation Order (including, inter alia, compliance with the requirements of Article 11.8 of the Plan), and any other order entered in conjunction therewith, in form and substance acceptable to the Plan Proponents.

                  8.2 Conditions To Effectiveness. Notwithstanding any other provision of the Plan or the Confirmation Order, the Effective Date of the Plan shall not occur unless and until each of the following conditions has been satisfied or waived by the Plan Proponents.

                      (a) Disclosure Statement. The Bankruptcy Court shall have approved the Disclosure Statement in a Final Order.

                      (b) Confirmation Order. The Confirmation Order shall have been issued or affirmed by the District Court, and the Confirmation Order shall have become a Final Order; provided, however, that the Effective Date may occur at a point in time when the Confirmation Order is not a Final Order at the sole option of the Plan Proponents unless the effectiveness of the Confirmation Order has been stayed or vacated, in which case the Effective Date may be, again at the sole option of the Plan Proponents, the first Business Day immediately following the expiration or other termination of any stay of effectiveness of the Confirmation Order; and, further provided, however, that the conditions set forth in this subpart 8.2(b) shall not be waivable without the consent of Jasper.

                      (c) Trust. The Trust Assets shall have been transferred to, vested in and assumed by the Trust in accordance with Article 5.2 of the Plan other than any of the Trust Assets to be transferred to, vested in and assumed by the Trust after the Effective Date.

                      (d) Corporate Documents. The Trust Documents, the Insurance Cooperation Agreements, the JWC Stock Purchase Agreement and the other applicable corporate documents necessary or appropriate to implement the Plan shall have been executed, delivered and, where applicable, filed with the appropriate governmental authorities; provided, however, that the conditions set forth in this subpart 8.2(d) shall not be waivable without the consent of Jasper.

                      (e) United States Trustee's Fees. The fees of the United States Trustee then owing by the Debtors shall have been paid in full.

                      (f) Other Assurances. The Plan Proponents shall have obtained tax rulings, decisions, opinions or other assurances regarding certain tax consequences of the Plan, as they deem satisfactory.

                                   ARTICLE 9

                           IMPLEMENTATION OF THE PLAN

                  9.1 Trust Funding. No later than ten calendar days after the Effective Date, (a) Reorganized Celotex shall transfer the Celotex Cash to the Trust as part of the consideration to be paid by Celotex to the Trust for the Trust's assumption of Celotex's Asbestos Claims and (b) Reorganized Carey Canada shall transfer the Carey Canada Cash to the Trust as part of the consideration to be paid by Carey Canada to the Trust for the Trust's assumption of Carey Canada's Asbestos Claims. No later than ten calendar days after the Effective Date, Reorganized Celotex shall transfer or issue to the Trust the Financial Accommodations (not otherwise needed for distribution pursuant to the Plan or for operations of Reorganized Celotex) as additional consideration to be paid by Celotex to the Trust for the Trust's assumption of Celotex's Asbestos Claims.

                  9.2 Cancellation Of Existing Stock. On the Effective Date, all Existing Celotex Stock, unexercised warrants and other rights to purchase Existing Celotex Stock, and any other rights attached to the ownership of any equity securities of Celotex shall be deemed cancelled and of no further force and effect. Also on the Effective Date, all Existing Carey Canada Stock, unexercised warrants and other rights to purchase Existing Carey Canada Stock, and any other rights pertaining to the ownership of any equity securities of Carey Canada shall be deemed cancelled and of no further force and effect.

                  9.3 Issuance Of New Stock.

                      (a) On the Effective Date, Reorganized Celotex shall issue the Reorganized Celotex Common Stock to the Trust as part of the consideration to be paid by Celotex to the Trust for the Trust's assumption of Celotex's Asbestos Claims. The Reorganized Celotex Common Stock shall consist of 1500 shares of common stock, which shares shall constitute all of the authorized stock of Reorganized Celotex.

                      (b) On the Effective Date, Carey Canada shall issue the Reorganized Carey Canada Common Stock to the Trust as part of the consideration to be paid by Carey

Canada to the Trust for the Trust's assumption of Carey Canada's Asbestos Claims. The Reorganized Carey Canada Common Stock shall consist of 100 shares of common stock, which shares shall constitute all of the authorized stock of Reorganized Carey Canada.

                  9.4 Transactions With Affiliates.

                      (a) Acquisition Of JWC Stock. On the Effective Date or shortly thereafter, pursuant to the JWC Stock Purchase Agreement, substantially in the form attached hereto as Exhibit 5, the Trust shall obtain, either directly or indirectly, all outstanding and issued stock or other equity interests in JWC.

                      (b) Acquisition Of Assets By Reorganized Celotex. On the Effective Date or shortly thereafter, in the sole determination of the Plan Proponents, pursuant to the Affiliate Asset Purchase Agreements, Reorganized Celotex may acquire (i) certain operating assets of JWC and/or (ii) either all of the outstanding and issued stock or other equity interests in JWIC and CAE or certain operating assets of JWIC and CAE.

                      (c) Consideration. In consideration for the acquisition of the stock and other equity interests in JWC described in subpart 9.4(a), and, except as set forth in the JWC Stock Purchase Agreement, as satisfaction for any other Claims of any of the Jasper Parties against any of the Debtors, Reorganized Celotex, Reorganized Carey Canada or the Consolidated Affiliates, upon the consummation of the transactions contemplated by the Plan and in further consideration of the benefits conferred by or on behalf of Jasper and the Drummond Interests under the Plan, Jasper will receive $30 million in Cash and Jasper and the Drummond Interests will receive the releases and injunctions described in the Plan.

                      (d) Return of Bankruptcy Rule 3020 Deposit. If, by the Effective Date, the Bankruptcy Court has not ordered that the Rule 3020 deposit made by Jasper in contemplation of the Debtors' previous plan of reorganization be returned to Jasper, but instead has ordered or otherwise allowed such deposit to remit to the Debtors' Estates or to the Trust, then, in addition to the payment described in subpart 9.4(c), Jasper shall be paid such deposit and any interest on such deposit that has been remitted to the Debtors' Estates or to the Trust.

                  9.5 Intercompany Claims And The Russellville Bond. On the Effective Date, based upon, among other things, the Claims Agreement, and except as otherwise provided for in the JWC Stock Purchase Agreement, all Intercompany Claims, other than the Russellville Bond and any claim relating thereto (to the extent it is an Intercompany Claim) shall be deemed extinguished and expunged and shall receive no distribution under the Plan. On the Effective Date, JWC shall contribute the Russellville Bond, or the right to receive payments thereunder, to the Trust in consideration for the releases and injunctions described in the Plan.

                  9.6 Execution Of Other Documents.  On the Effective
Date, the following documents, among others, shall be executed to effectuate the Plan: (a) the Financial

Accommodations, (b) the Insurance Cooperation Agreements, (c) the Tax Cooperation and Indemnification Agreement and (d) the Agreement Regarding Disputed Claims.

                  9.7 Certificate Of Incorporation And Bylaws. The Certificate of Incorporation of Reorganized Celotex shall, as of the Effective Date, be amended in its entirety substantially in the form set forth in Exhibit 3 hereto, and the Bylaws of Reorganized Celotex shall be amended in their entirety substantially in the form set forth in Exhibit 4 hereto. Consistent with Section 1123(a)(6) of the Bankruptcy Code, the amended Certificate of Incorporation of Reorganized Celotex shall, among other things, prohibit the issuance of non-voting equity securities as part of the Reorganization Cases. The Certificate of Incorporation of Carey Canada shall also be amended to, among other things, prohibit the issuance of non-voting equity securities as part of the Reorganization Cases.

                  9.8 Management Of Reorganized Celotex And Reorganized Carey Canada. On and after the Effective Date, the business and affairs of Reorganized Celotex and Reorganized Carey Canada will be managed by the boards of directors of Reorganized Celotex and Reorganized Carey Canada, respectively. On the Effective Date, the Certificate of Incorporation and the Restated Bylaws of Celotex (each substantially in the form attached hereto) and Carey Canada, respectively, will provide that the board of directors of Celotex shall consist of seven or nine directors and that the board of directors of Carey Canada shall consist of three directors, the initial directors of each such board of directors to be named at the Confirmation Hearing.

                  9.9 Compensation Programs. The Compensation Programs shall be implemented by Reorganized Celotex on the Effective Date, and when implemented, shall become binding and effective. Nothing in the Plan shall be construed to modify, supersede or reject any Employee Benefit Plan, which shall remain in full force and effect following Confirmation. Reorganized Celotex and Reorganized Carey Canada shall pay to certain executive employees and other employees the retention awards adopted by the boards of directors of the Debtors.

                  9.10 Dissolution Of Celotex Inactive Subsidiaries. On or subsequent to the Effective Date, Reorganized Celotex shall take such actions as may be necessary or appropriate to effect the dissolution or other disposition of the Celotex Inactive Subsidiaries.

                  9.11 Withholding Of Taxes. The Disbursing Agent or the Trust, as applicable, shall withhold from any assets or property distributed under the Plan any assets or property which must be withheld for foreign, federal, state and local taxes payable with respect thereto or payable by the Person entitled to such assets to the extent required by applicable law.

                  9.12 Unclaimed Property. Any Cash, assets, and other property to be distributed under the Plan that remain unclaimed (including by an Entity's failure to negotiate a check issued to such Entity) or otherwise not deliverable to the Entity entitled thereto before the later of (a) one year after distribution or (b) 120 calendar days after an order allowing such Entity's Claim becomes a Final Order, shall become vested in, and shall be transferred and delivered to, the Trust for the benefit of holders of Asbestos Claims. In such event, such Entity's Claim shall no longer be deemed to be Allowed and such Entity shall be deemed to have waived its rights to such payments or distributions under the Plan pursuant to Section 1143 of the Bankruptcy Code and shall have no further Claim in respect of such distribution and shall not participate in any further distributions under the Plan with respect to such Claim.

                  9.13 Exoneration And Reliance. The Plan Proponents, the Asbestos Property Damage Claimants Committee, Reorganized Celotex, Reorganized Carey Canada, the designated representative (as defined in Section 7.1 of the Settlement Agreement) and the Veil Piercing Claimants' Representative (as defined in the VPSA) and their respective stockholders, directors, officers, agents, employees, members, attorneys, accountants, financial advisors and representatives shall not be liable other than for willful misconduct or gross negligence to any holder of a Claim or Interest or any other Entity with respect to any action, omission, forbearance from action, decision, or exercise of discretion taken during the period from the Petition Date to the Effective Date in connection with: (a) the management or operation of the Debtors, Reorganized Celotex, or Reorganized Carey Canada, or the discharge of their duties under the Bankruptcy Code, (b) the implementation of any of the transactions provided for, or contemplated in, the Plan or the Plan Documents,
(c) any action taken in connection with either the enforcement of the Debtors' rights against any Entities or the defense of Claims asserted against the Debtors with regard to the Reorganization Cases, (d) any action taken in the negotiation, formulation, development, proposal or implementation of the Plan or any previous plan proposed or filed in these Reorganization Cases, (e) any action taken in connection with the Debtors' or as successor to the Debtors, the Trust's rights against Dana, including, without limitation, the provision of information to parties concerning Dana, Smith and Kanzler Company a/k/a Smith & Kanzler Company, Smith and Kanzler Corporation a/k/a Smith & Kanzler Corporation, Panacon Corporation or the Debtors' claims against Dana or the assignment of the S & K Claims, as defined in the Asbestos Property Damage Claims Resolution Procedures, in connection with any proceeding or action relating to the Reorganization Cases or as provided in the Plan or the Plan Documents or (f) the administration of the Plan or the Trust or the assets and property to be distributed pursuant to the Plan. The Plan Proponents, the Asbestos Property Damage Claimants Committee, Reorganized Celotex and Reorganized Carey Canada and their respective stockholders, directors, officers, agents, employees, members, attorneys, accountants, financial advisors and representatives may reasonably rely upon the opinions of counsel, accountants, and other experts or professionals employed by the Plan Proponents, the Asbestos Property Damage Claimants Committee, Reorganized Celotex or Reorganized Carey Canada and such reliance, if reasonable, shall conclusively establish good faith and the absence of gross negligence or willful misconduct; provided, however, that a determination that such reliance is unreasonable shall not, by itself, constitute a determination or finding of bad faith, gross negligence or willful misconduct. In any action, suit or proceeding by any holder of a Claim or Interest or any other Entity contesting any action by, or non-action of, the Plan Proponents, the Asbestos Property Damage Claimants Committee, Reorganized Celotex or Reorganized Carey Canada or their respective stockholders, directors, officers, agents, employees, members, attorneys, accountants, financial advisors and representatives as not being in good faith, the reasonable attorneys' fees and costs of the prevailing party shall be paid by the losing party and as a condition to going forward with such action, suit, or proceeding at the outset thereof, all parties thereto shall be required to provide appropriate proof and assurances of their capacity to make such payments of reasonable attorneys' fees and costs in the event they fail to prevail.

                  9.14 Plan Documents. By the Plan Documents Filing Date, the Plan Proponents shall file with the Bankruptcy Court unexecuted copies of the Plan Documents, together with all necessary exhibits or schedules thereto, as may be necessary or appropriate to effectuate the terms and conditions of the Plan. Any party in interest may review the Plan Documents on any Business Day during normal business hours (9:00 a.m. to 4:30 p.m., Eastern Standard Time) in the Plan Documents Review Center.

                  9.15 Plan Distributions. The Disbursing Agent shall make all distributions required under the Plan (other than distributions to holders of Asbestos Claims). Distributions shall be made on the Distribution Date (unless otherwise provided herein or ordered by the Bankruptcy Court) with respect to all Claims except for Asbestos Claims. With respect to Asbestos Claims, distributions to holders of Asbestos Personal Injury Claims and Asbestos Property Damage Claims shall be made in accordance with the applicable Asbestos Claims Resolution Procedures. Distributions to be made on the Distribution Date shall be deemed actually made on the Distribution Date if made either (a) on the Distribution Date or (b) as soon as practicable thereafter, but in no event later than ten Business Days after the Distribution Date, except as otherwise provided for herein, or except as may be ordered by the Bankruptcy Court. Except where the Plan contemplates deferred payment or delivery of property or securities, payments to be made by the Disbursing Agent pursuant to the Plan shall be made in Cash or by check drawn on a domestic bank or by wire transfer from a domestic bank.

                  9.16 Further Authorizations. The Plan Proponents, Reorganized Celotex and Reorganized Carey Canada, if and to the extent necessary, shall seek such orders, judgments, injunctions and rulings that any of them deem necessary to carry out further the intentions and purposes of, and give full effect to the provisions of, the Plan.

                  9.17 Transfer Taxes. The issuance, transfer, or exchange of any of the securities issued under, or the transfer of any other assets or property pursuant to the Plan or the making or delivery of an instrument of transfer under the Plan shall not (and the Confirmation Order shall so order), pursuant to Section 1146 of the Bankruptcy Code, be taxed under any law imposing a stamp tax, transfer tax or other similar tax.

                  9.18 Recordable Order. The Confirmation Order shall be declared to be in recordable form, and shall be accepted by any recording officer for filing and recording purposes without further or additional orders, certifications or other supporting documents.

                  9.19 Effectuating Documents And Further Transactions. The Chief Executive Officer, President, or any Vice President of each Debtor shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take or direct such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or any Assistant

Secretary of each Debtor shall be authorized to certify or attest to any of the foregoing actions.

                  9.20 Corporate Action. All matters provided for under the Plan involving the corporate structure of the Debtors, Reorganized Celotex or Reorganized Carey Canada, or any corporate action to be taken by, or required of the Debtors, Reorganized Celotex or Reorganized Carey Canada, shall be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement for further action by the stockholders or directors of any of such entities. Upon the Confirmation Date, and until the Trust as shareholder shall have elected members of the board of directors of Reorganized Celotex, the board of directors of Celotex shall be composed of three directors. These three directors of Celotex upon the Confirmation Date shall be Dennis M. Ross, Walter
F. Johnsey and William B. Long. Mr. Ross, Mr. Johnsey and Mr. Long shall serve until replaced by order of the Bankruptcy Court, shareholder action or the election of a board of directors by the Trust as shareholder, whichever is first. Further, the shareholder(s) of Celotex and the Plan Proponents may agree prior to the Effective Date that Jasper will elect Mr. Ross as the sole director to serve until replaced by order of the Bankruptcy Court or the election of a board of directors by the Trust, whichever is first. The corporate charter and bylaws of Celotex shall be amended to permit the board of directors to be composed of a sole director as soon as practicable following the Confirmation Date. Also upon the Confirmation Date, and until the Trust as shareholder shall have elected members of the board of directors of Reorganized Carey Canada, the board of directors of Carey Canada shall be composed of two directors. These two directors of Carey Canada upon the Confirmation Date shall be Jean Paul Bolduc and Jacques Plante. Mr. Bolduc and Mr. Plante shall serve until replaced by order of the Bankruptcy Court or the election of a board of directors by the Trust as shareholder, whichever is first.

                                   ARTICLE 10

                      INJUNCTIONS, RELEASES AND DISCHARGE

                  10.1 Discharge And Release. Except as specifically provided in the Plan or in the Confirmation Order, effective on the Effective Date, Confirmation shall (a) discharge the Debtors, Reorganized Celotex, Reorganized Carey Canada and the Trust from any and all Claims including any Claim of a kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of claim based on such Claim was filed or deemed filed under Section 501 of the Bankruptcy Code, or such Claim was listed on the Schedules of either Debtor, (ii) such Claim is or was Allowed under Section 502 of the Bankruptcy Code, or (iii) the holder of such Claim has voted on or accepted the Plan and (b) terminate all rights and interests of holders of Interests in respect of the Debtors, Reorganized Celotex, Reorganized Carey Canada or the Trust. Except as specifically provided in the Plan to the contrary, the rights that are provided in the Plan shall be in complete settlement, satisfaction, release and discharge of and shall void and extinguish (x) all Claims against, Liens on and Interests in the Debtors, Reorganized Celotex, Reorganized Carey Canada or the Trust or the assets and properties of the Debtors, Reorganized Celotex, Reorganized Carey Canada or the Trust, (y) all causes of action, whether known or unknown, either directly or derivatively through the Debtors, Reorganized Celotex or Reorganized Carey Canada against the Released Parties or the VPSA Released Parties based on the same subject matter as any of the Claims, Liens or Interests described in subpart (x) of this Article 10.1, and (z) all causes of action of the Debtors, Reorganized Celotex and Reorganized Carey Canada, whether known or unknown, against the Released Parties and the VPSA Released Parties. Further, but in no way limiting the generality of the foregoing, except as otherwise specifically provided in the Plan, any Entity accepting any distributions or rights pursuant to the Plan shall be presumed conclusively to have released the Released Parties and the VPSA Released Parties from any cause of action based on the same subject matter as the Claim or Interest on which the distribution or right is received.

                  10.2 Discharge Injunction. Except as specifically provided in the Plan to the contrary, the satisfaction, release and discharge set forth in
Article 10.1 shall also operate as an injunction prohibiting and enjoining the commencement or continuation of any action, the employment of process or any act to collect, recover from or offset (a) any Claim against or Interest in the Debtors, Reorganized Celotex, Reorganized Carey Canada or the Trust by any Entity and (b) any cause of action, whether known or unknown, against the Released Parties or the VPSA Released Parties based on the same subject matter as any Claim or Interest described in subpart (a) of this Article 10.2.

                  10.3 The Supplemental Injunction, The Third Party Injunction And The VPSA Injunction. In order to supplement the injunctive effect of the Discharge Injunction, and pursuant to Sections 524(g) or 105(a) of the Bankruptcy Code (or both), the Confirmation Order shall provide for the following injunctions to take effect as of the Confirmation Date:

                       (a) Supplemental Injunction.

                           (1) Terms. In order to preserve and promote the
settlements contemplated by and provided for in the Plan and to supplement, where necessary, the injunctive effect of the discharge both provided by Sections 1141 and 524 of the Bankruptcy Code and as described in this Article, and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under Sections 524(g) or 105(a) of the Bankruptcy Code (or both), all Entities which have held or asserted, which hold or assert or which may in the future hold or assert any claim, demand or cause of action (including, but not limited to, any Asbestos Claim, or any claim or demand for or respecting any Trust Expense) against the Released Parties (or any of them) based upon, relating to, arising out of, or in any way connected with any Claim, whenever and wherever arising or asserted (including, but not limited to, all thereof in the nature of or sounding in tort, contract, warranty or any other theory of law, equity or admiralty) or Interest shall be permanently stayed, restrained and enjoined from taking any action for the purpose of directly or indirectly collecting, recovering or receiving payments, satisfaction or recovery with respect to any such claim, demand, cause of action or Interest, including, but not limited to:

                              (A) commencing or continuing in any manner any
action or other proceeding of any kind with respect to any such claim, demand, cause of action or Interest against any of the Released Parties, or against the property of any Released Party with respect to any such claim, demand, cause of action or Interest;

                              (B) enforcing, attaching, collecting or
recovering, by any manner or means, any judgment, award, decree or order against any of the Released Parties or against the property of any Released Party with respect to any such claim, demand, cause of action or Interest;

                              (C) creating, perfecting or enforcing any Lien of
any kind against any Released Party or the property of any Released Party with respect to any such claim, demand, cause of action or Interest;

                              (D) except as otherwise specifically provided in
the Plan, asserting or accomplishing any setoff, right of subrogation, indemnity, contribution or recoupment of any kind against any obligation due any Released Party or against the property of any Released Party with respect to any such claim, demand, cause of action or Interest; and

                              (E) taking any act, in any manner, in any place
whatsoever, that does not conform to, or comply with, the provisions of the Plan, the Plan Documents or the Trust Documents relating to such claim, demand, cause of action or Interest.

                          (2) Reservations. Notwithstanding anything to the
contrary above, this Supplemental Injunction shall not impair:

                              (A) the rights of Entities to assert any claim
(including, but not limited to, any Claim), demand, debt, obligation or liability against (i) Dana, (ii) Rapid-American or (iii) Allied;

                              (B) the rights of Entities to the treatment
accorded them under Articles 2 and 4, as applicable, including the rights of Entities with Asbestos Claims to assert such Asbestos Claims solely against the Trust in accordance with the Asbestos Claims Resolution Procedures;

                              (C) the rights of Entities to assert any Claim,
debt, obligation or liability for payment of Trust Expenses solely against the Trust;

                              (D) the rights of the Trust, Reorganized Celotex
or Reorganized Carey Canada to prosecute any Asbestos Insurance Action;

                              (E) the rights of the Bond Sureties/Insurers as
set forth in the Plan, including Articles 5.2 and 11.7 of the Plan; or

                               (F) the rights of Entities to assert any Claim,
debt, obligation or liability for payment against an Asbestos Insurance Company that is not a Released Party unless otherwise enjoined by order of the Court.

                       (b) Third Party Injunction.

                           (1) Terms. In order to preserve and promote the
settlements contemplated by and provided for in the Plan and agreements previously approved by the Bankruptcy Court and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under Sections 524(g) or 105(a) of the Bankruptcy Code (or both), all Entities which have held or asserted, which hold or assert or which may in the future hold or assert any claim or demand (including, but not limited to, any Asbestos Claim, or any claim or demand for or respecting any Trust Expense), against the Protected Parties (or any of them) based upon, relating to, arising out of, or in any way connected with any Asbestos Claim (a "Third Party Claim") shall be permanently stayed, restrained and enjoined, from taking any action for the purpose of directly or indirectly collecting, recovering or receiving payments or recovery with respect to any such Third Party Claim, including, but not limited to:

                              (A) commencing or continuing in any manner any
action or other proceeding of any kind with respect to any such Third Party Claim against any Protected Party or against the property of any Protected Party with respect to any such Third Party Claim;

                              (B) enforcing, attaching, collecting or
recovering, by any manner or means, any judgment, award, decree or order against any Protected Party or against the property of any Protected Party with respect to any such Third Party Claim;

                              (C) creating, perfecting or enforcing any Lien of
any kind against any Protected Party or the property of any Protected Party with respect to any such Third Party Claim;

                              (D) commencing any action or other proceeding of
any kind or enforcing, attaching, collecting or recovering, by any manner or means, any judgment, award, decree or order, with respect to any such Third Party Claim against a Protected Party that pursuant to the Plan or after the Confirmation Date makes a loan to any of the Released Parties, or creating, perfecting, enforcing, attaching, recovering, upsetting or impairing any Lien made in connection with such loan by reason of any such Third Party Claim;

                              (E) except as otherwise specifically provided in
the Plan, asserting or accomplishing any setoff, right of subrogation or contribution or recoupment of any kind against any obligation due any Protected Party or against the property of any Protected Party with respect to any such Third Party Claim; and

                              (F) taking any act, in any manner, in any place
whatsoever, that does not conform to, or comply with, the provisions of the Plan, the Plan Documents or the Trust Documents relating to such Third Party Claim.

                          (2) Reservations. Notwithstanding anything to the
contrary above, this Third Party Injunction shall not impair:

                              (A) the rights of Entities to assert any claim
(including, but not limited to, any Claim), demand, debt, obligation or liability against (i) Dana, (ii) Rapid-American or (iii) Allied, except to the extent that such entity has executed and performed under a Predecessor Settlement Agreement;

                              (B) the rights of Entities with Asbestos Claims
to assert such Asbestos Claims solely against the Trust in accordance with the Asbestos Claims Resolution Procedures;

                              (C) the rights of Entities to assert any Claim,
debt, obligation or liability for payment of Trust Expenses solely against the Trust;

                              (D) the rights of the Trust, Reorganized Celotex
or Reorganized Carey Canada to prosecute any Asbestos Insurance Action;

                              (E) the rights of the Bond Sureties/Insurers as
set forth in the Plan, including Articles 5.2 and 11.7 of the Plan; or

                              (F) the rights of Entities to assert any Claim,
debt, obligation or liability for payment against an Asbestos Insurance Company that is not a Protected Party unless otherwise enjoined by order of the Court.

                      (c) Veil Piercing Settlement Injunction.

                          (1) Terms. In order to preserve and promote the
settlements contemplated by and provided for in the Plan, including the VPSA, and pursuant to the VPSA and the exercise of the equitable jurisdiction and power of the Bankruptcy Court under Sections 524(g) or 105(a) of the Bankruptcy Code (or both), the Confirmation Order shall contain a permanent injunction in favor of the VPSA Released Parties, which shall:

                              (A) enjoin forever all Entities from taking any
legal action against any of the VPSA Released Parties for the purpose of directly or indirectly collecting, recovering or receiving payment or recovery with respect to any Claim or Interest addressed by the Plan, including without limitation, any Asbestos Claim;

                              (B) bar forever any action against any of the
VPSA Released Parties which alleges or seeks in any way to establish that such VPSA Released Party is directly or indirectly liable for Claims (including, without limitation, Asbestos Claims) against any of the Debtors by reason of such VPSA Released Party's:

                                  (i) ownership of a financial interest in a
Debtor, in a past or present Affiliate of a Debtor or in a predecessor in interest of a Debtor;

                                  (ii) involvement in the management of a
Debtor, of a past or present Affiliate of a Debtor or of a predecessor in interest of a Debtor;

                                  (iii) service as an officer, director or
employee of a Debtor, of a past or present Affiliate of a Debtor or of a predecessor in interest of a Debtor;

                                  (iv) provision of insurance to a Debtor; or

                                  (v) involvement in a transaction changing the
corporate structure of, or in a loan, dividend, spinoff, acquisition, disposition or other financial transaction affecting the financial condition of, a Debtor or a "related party" (as defined in Section 524(g)(4)(A)(iii) of the Bankruptcy Code) of a Debtor, including, but not limited to, involvement in providing financing (debt or equity) or advice to an Entity involved in such a transaction, or acquiring or selling a financial interest in an Entity as part of such a transaction; and

                              (C) direct that all Asbestos Claims shall be
forever channeled to and enforceable solely against the Trust.

                          (2) Reservations. Notwithstanding anything to the
contrary above, this Veil Piercing Settlement Injunction shall not impair:

                              (A) the rights of Entities to assert any claim
(including, but not limited to, any Claim), demand, debt, obligation or liability against (i) Dana, (ii) Rapid-American or (iii) Allied, except to the extent that such entity has executed and performed under a Predecessor Settlement Agreement;

                              (B) the rights of Entities with Asbestos Claims
to assert such Asbestos Claims solely against the Trust in accordance with the Asbestos Claims Resolution Procedures;

                              (C) the rights of Entities to assert any Claim,
debt, obligation or liability for payment of Trust Expenses solely against the Trust;

                              (D) the rights of the Trust, Reorganized Celotex
or Reorganized Carey Canada to prosecute any Asbestos Insurance Action; or

                              (E) the rights of the Bond Sureties/Insurers as
set forth in the Plan, including Articles 5.2 and 11.7 of the Plan.

                  10.4 Dismissal And Release Of Affiliate Action And Equitable Subordination Action. Notwithstanding any other provision of the Plan to the contrary, on the Effective

Date the Affiliate Action and the Equitable Subordination Action shall be deemed dismissed with prejudice without further action of the parties thereto and all causes of action asserted therein shall be released and extinguished. If any Entity commences or reinstates the Affiliate Action or Equitable Subordination Action against JWC, Jasper, Apache, Drummond Company, or their respective affiliates, officers, directors, shareholders, employees, agents or beneficiaries, and secures a judgment against any of said parties that inures to the benefit of the Trust, then the Trust shall indemnify said parties for the portion of said payment by said parties that inures to the benefit of the Trust.

                  10.5 Reservation Of Rights. Notwithstanding any other provision of the Plan to the contrary, the satisfaction, release and discharge and the Injunctions set forth in Articles 10.1, 10.2 and 10.3, respectively, shall not serve to satisfy, discharge, release or enjoin claims by the Trust, Reorganized Celotex, Reorganized Carey Canada, or any other Entity, as the case may be, against (a)(1) Dana (including, but not limited to, the Dana Liabilities) (2) Rapid-American or (3) Allied, to the extent any such party has not executed and performed under a Predecessor Settlement Agreement, (b) the Trust for payment of Asbestos Claims in accordance with the Asbestos Claims Resolution Procedures, (c) the Trust for the payment of Trust Expenses or (d) any Asbestos Insurance Company that has not executed and performed under an Asbestos Insurance Settlement Agreement.

                  10.6 Rights Against Non-Debtors Under Environmental Laws. Notwithstanding anything to the contrary contained herein, the injunctions and releases set forth in this Article 10 shall not impair the rights or causes of action of the United States of America against non-debtor parties under applicable Environmental Laws, and such rights and causes of action shall not be discharged or otherwise adversely affected by the Plan.

                  10.7 Disallowed Claims And Disallowed Interests. On and after the Effective Date, the Debtors shall be fully and finally discharged of any liability or obligation on a disallowed Claim or a disallowed Interest, and any Order creating a disallowed Claim or a disallowed Interest which is not a Final Order as of the Effective Date solely because of an Entity's right to move for reconsideration of such Order pursuant to Section 502 of the Bankruptcy Code or Bankruptcy Rule 3008 shall nevertheless become and be deemed to be a Final Order on the Effective Date. The Confirmation Order, except as otherwise provided herein, shall constitute an Order: (a) disallowing all Claims (other than Asbestos Claims) and Interests to the extent such Claims and Interests are not allowable under any provision of Section 502 of the Bankruptcy Code, including, but not limited to, time-barred Claims and Interests, and Claims for unmatured interest, and (b) except as the Trust Documents may otherwise provide with respect to Bonded Asbestos Personal Injury Claims, disallowing or subordinating, as the case may be, any Claims for penalties or punitive damages or any other damages not constituting compensatory damages.

                                   ARTICLE 11

                     MATTERS INCIDENT TO PLAN CONFIRMATION

                  11.1 Term Of Certain Injunctions And Automatic Stay.

                      (a) All of the injunctions and/or automatic stays provided for in or in connection with the Reorganization Cases, whether pursuant to Section 105, Section 362 or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to Confirmation shall remain in full force and effect until the Injunctions become effective, and thereafter if so provided by the Plan, the Confirmation Order or by their own terms. In addition, on and after Confirmation, the Plan Proponents may seek such further orders as they may deem necessary to preserve the status quo during the time between Confirmation and the Effective Date.

                      (b) Each of the Injunctions shall become effective on the Effective Date and shall continue in effect at all times thereafter. Notwithstanding anything to the contrary contained in the Plan, all actions in the nature of those to be enjoined by the Injunctions shall be enjoined during the period between the Confirmation Date and the Effective Date.

                      (c) In order to preserve the Debtors' and the Trust's ability to obtain effective relief in connection with the avoidance and other claims that the Debtors have asserted in the Supersedeas Bond Adversary Proceeding, all outstanding injunctions entered by the Bankruptcy Court, pursuant to Section 105 of the Bankruptcy Code or otherwise, enjoining holders of Bonded Claims from seeking to proceed against any supersedeas bonds securing judgments against the Debtors or against any Bond Sureties/Insurers that provided or obtained such supersedeas bonds, shall, except as otherwise provided herein and except those as to which the Debtors, the Trustees and the holder of the applicable Bonded Claim shall have agreed otherwise with Bankruptcy Court approval, remain in full force and effect after the Confirmation Date; provided, however, that the Bankruptcy Court shall have authority by Final Order to vacate or modify any such injunction, except any permanent injunction entered by Final Order. The Order Granting Debtors' Motion for Order Authorizing and Directing Transfer of Released Bond Proceeds to the Debtors by the Sureties, entered by the Bankruptcy Court and dated October 21, 1992, shall, subject to further order of the Bankruptcy Court, remain in full force and effect after the Confirmation Date.

                  11.2 Certain Settled Matters Relating To The Wellington Agreement. As a settlement of the Wellington Credit Claims and the Wellington Prospective Adjustment Claims among the Debtors and the holders of such Claims, the holders of the Wellington Credit Claims shall be deemed to have Allowed Administrative Claims collectively in the aggregate amount of $6,779,721 and the holders of the Wellington Prospective Adjustment Claims shall be deemed to have Allowed Administrative Claims collectively in the aggregate amount of $220,279. Such amounts shall be paid on or before the Effective Date and the unpaid balance thereof shall accrue interest from and after the Confirmation Date at the Federal Funds Rate.

                  11.3 No Liability For Tax Claims. Unless a taxing authority has asserted a Claim against the Debtors before the bar date established therefor, no Claim of such authority shall be Allowed against the Debtors, Reorganized Celotex or Reorganized Carey Canada for taxes, penalties, interest, additions to tax or other charges arising out of the failure, if any, of the Debtors, the Consolidated Affiliates, the Jasper Parties or any other Entity to have paid tax or to have filed any tax return (including, but not limited to, any income tax return or franchise tax return) in or for any prior year or arising out of an audit of any return for a period before the Petition Date.

                  11.4 No Successor Liability. Except as otherwise expressly provided in the Plan, the Plan Proponents, Reorganized Celotex, and Reorganized Carey Canada do not, pursuant to the Plan or otherwise, assume, agree to perform, pay or indemnify creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtors relating to or arising out of the operations of or assets of the Debtors, whether arising prior to, on or after the Confirmation Date. Neither the Plan Proponents, Reorganized Celotex, Reorganized Carey Canada nor the Trust is, or shall be, a successor to any of the Debtors by reason of any theory of law or equity, and none shall have any successor or transferee liability of any kind or character, except that Reorganized Celotex, Reorganized Carey Canada and the Trust shall assume the obligations specified in the Plan and the Confirmation Order.

                  11.5 No Liability To The Jasper Parties Or The Drummond Interests. Except for the payments contemplated by Article 9.4 of the Plan and the duties and obligations set forth in the JWC Stock Purchase Agreement, the Tax Cooperation and Indemnification Agreement and the Claims Agreement, none of the Plan Proponents, the Asbestos Property Damage Claimants Committee, Reorganized Celotex, Reorganized Carey Canada and their respective officers, directors, stockholders, members, representatives, attorneys, accountants, financial advisors and agents, nor the Consolidated Affiliates, shall have any liability to any of the Jasper Parties or the Drummond Interests.

                  11.6 Asbestos Insurance Actions. The Asbestos Insurance Actions shall be preserved by the Debtors for prosecution by Reorganized Celotex or Reorganized Carey Canada subsequent to the Confirmation of the Plan. As of such date subsequent to the Effective Date on which the Trustees shall confirm in writing that the Trust is in a position to assume such responsibility, such actions, along with the rights and obligations of the Debtors, Reorganized Celotex and Reorganized Carey Canada with respect to insurance for Asbestos Claims, shall be assigned to and vested in the Trust as the representative of the Estates of Celotex or Carey Canada, as the case may be, each being appointed by the Bankruptcy Court in accordance with Section 1123(b)(3) of the Bankruptcy Code without any further action by the Debtors, Reorganized Celotex, Reorganized Carey Canada, the Trust or the Bankruptcy Court. Such Asbestos Insurance Actions shall be so vested free and clear of all Liens, security interests and other Claims or causes of action, except as otherwise provided in the Plan. On or after the Effective Date, Reorganized Celotex and Reorganized Carey Canada, until such time as the Asbestos Insurance Actions have been vested in the Trust, and then the Trust, shall be entitled to compromise or settle the Asbestos Insurance Actions; provided, however, that any such compromise or settlement shall require the consent of the Legal Representative and the Trust Advisory Committee and the approval of the Bankruptcy Court.

Notwithstanding anything to the contrary contained herein, the Trust shall not compromise or resolve insurance coverage under any Asbestos Insurance Policy except with respect to Asbestos Claims and Trust Expenses.

                  11.7 Supersedeas Bond Actions.

                      (a) Preserved Actions. The Supersedeas Bond Actions shall be preserved by the Debtors for prosecution by Reorganized Celotex or Reorganized Carey Canada subsequent to the Confirmation of the Plan.

                      (b) Assumption By The Trust. As of such date subsequent to the Effective Date on which the Trustees shall confirm in writing that the Trust is in a position to assume such responsibility, such Supersedeas Bond Actions, along with the rights and obligations of the Debtors, Reorganized Celotex and Reorganized Carey Canada shall be assigned to and vested in the Trust as the representative of the Estates of Celotex or Carey Canada, as the case may be, each being appointed by the Bankruptcy Court in accordance with
Section 1123(b)(3) of the Bankruptcy Code without any further action by the Debtors, Reorganized Celotex, Reorganized Carey Canada, the Trust or the Bankruptcy Court. Such Supersedeas Bond Actions shall be so vested free and clear of all Liens, security interests and other Claims or causes of action, except as otherwise provided in the Plan.

                      (c) Reservation of Bond Sureties/Insurers Rights. Notwithstanding anything to the contrary contained herein, nothing in the Plan shall be deemed to impair, compromise or otherwise affect any defense or counterclaim asserted by any of the Bond Sureties/Insurers or any other defendant in the Supersedeas Bond Actions to any claim of the Debtors, including, but not limited to, any defense based on a right of setoff or recoupment asserted therein by any of the Bond Sureties/Insurers. Moreover, nothing in the Plan shall be deemed to enjoin or prevent the assertion and exercise of, or otherwise compromise or impair in any way, any right of setoff or recoupment, or any other right, claim or defense to payment, that any of the Bond Sureties/Insurers may have under the Prepetition Settlement and Bonding Agreements or applicable law, as shall be determined, or, if resolved by settlement among the parties (subject to subpart (d) of this Article 11.7, below) approved, by the Bankruptcy Court (or a court on appeal or certiorari from an Order of the Bankruptcy Court). Any right of setoff or recoupment shall be satisfied out of the assets in the possession of the Bond Sureties/Insurers and any claims or liabilities including, but not limited to, claims for premiums for bonds provided by the Bond Sureties/Insurers and any amounts which may be or become due under or in connection with the Prepetition Settlement and Bonding Agreements shall be paid by the Trust.

                      (d) Compromising and Settling. Until a Final Order is entered confirming the Plan, the Plan Proponents, with the exception of the Debtors, may compromise and settle any Supersedeas Bond Actions, and, upon such compromise or settlement, the Debtors will promptly seek Court approval of such settlements; provided, however, that no such settlements shall have the direct or indirect effect of causing Jasper or Apache or any of their respective officers, directors or employees to have any liability whether direct, indirect or by way of indemnity or contribution. On or after the Effective Date, Reorganized Celotex and Reorganized Carey Canada, until such time as the Supersedeas Bond Actions have been vested in the Trust, and then the Trust, shall be entitled to compromise or settle the Supersedeas Bond Actions; provided, however, that any such compromise or settlement shall require the consent of all of the Trustees and the approval of the Bankruptcy Court on notice to all parties to the Supersedeas Bond Action.

                  11.8 Indemnity Rights Against Dana. Unless Dana shall have entered into a Predecessor Settlement Agreement, Celotex's indemnity and other rights against Dana (including, but not limited to, the Dana Liabilities), relating to Asbestos Claims or Asbestos Insurance Policies shall be preserved for prosecution subsequent to the Confirmation of the Plan, and such rights against Dana (including, but not limited to, the Dana Liabilities), if any, shall be deemed to be transferred to the Trust and shall be vested in the Trust, as of the Effective Date, as the representative of the Estate of Celotex, being appointed by the Bankruptcy Court in accordance with Section 1123(b)(3) of the Bankruptcy Code, and a finding to such effect shall be made in, and be a part of, the Confirmation Order, without any further action by Celotex, Reorganized Celotex, the Trust or the Bankruptcy Court. The Trust shall have the authority and obligation to afford to holders of Allowed Asbestos Claims whatever may be required to enable such holders to enforce the Trust's indemnity rights against Dana (including, but not limited to, the Dana Liabilities), which holders shall have the same authority granted to the Trust under Section 1123(b)(3) of the Bankruptcy Code. Such indemnity and other rights shall be so vested free and clear of all Liens, security interests and other Claims or causes of action, except as otherwise provided in the Plan.

                  11.9 Institution And Maintenance Of Legal And Other Proceedings. As of such date subsequent to the Effective Date on which the Trustees shall confirm in writing that the Trust is in a position to assume such responsibility, the Trust shall be empowered to initiate, prosecute, defend and resolve all legal actions and other proceedings related to any asset, liability or responsibility of the Trust, including Asbestos Insurance Actions, Supersedeas Bond Actions, Indirect Asbestos Claims, actions with respect to Wellington Claims and actions against Dana, Allied or Rapid-American. The Trust shall be empowered to initiate, prosecute, defend and resolve all such actions in the name of Celotex or Carey Canada if deemed necessary or appropriate by the Trust. The Trust shall be responsible for the payment of all damages, awards, judgments, settlements, expenses, costs, fees and other charges incurred subsequent to Confirmation arising from or associated with any legal action or other proceeding which is the subject of this Article 11.9 and shall pay or reimburse all deductibles, retrospective premium adjustments or other charges (not constituting Indirect Asbestos Claims) which may arise from the receipt of insurance proceeds by the Trust.

                  11.10 Revesting. Except as otherwise expressly provided in the Plan, on the Effective Date, Reorganized Celotex and Reorganized Carey Canada each shall be vested with all of the assets and property of their respective former Estate, free and clear of all Claims, Liens, charges and other interests of holders of Claims or Interests, and may each operate its business free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court.

                  11.11 Retention And Enforcement Of Trust Causes Of Action. Pursuant to Section 1123(b)(3)(B) of the Bankruptcy Code, except as otherwise provided in the Plan, the

Trust shall retain and have the exclusive right to enforce against any Entity any and all of the Trust Causes of Action, with the proceeds of the recovery of any such actions to be deposited in the Trust; provided, however, that nothing herein shall alter, amend or modify the injunctions, releases or discharges provided herein.

                  11.12 Preservation Of Insurance Claims. The Debtors' and the Released Parties' discharge and release from all Claims as provided herein shall neither diminish nor impair the enforceability of any of the Asbestos Insurance Policies or the indemnity and other rights against Dana. The Trust is, and shall be deemed to be, for all purposes, including, but not limited to, for purposes of insurance and indemnitee, the successor to Celotex and Carey Canada in respect of Asbestos Claims. It shall be a condition precedent to the determination, allowance or payment of any Allowed Asbestos Claim, irrespective of the manner of resolution thereof, that any insurer or indemnitor from whom coverage, reimbursement or indemnitee is sought with respect to such Asbestos Claim has been tendered the opportunity to participate in the resolution and defense of such Asbestos Claim. The opportunity to participate in the resolution and defense of such Asbestos Claim shall be in all respects subject to the Claims Resolution Procedures provided for in the Trust Agreement and limited to contentions that the Claim should not be Allowed or should be Allowed in a lesser amount under such procedures. An Allowed Asbestos Claim shall be, and be deemed to be, a judgment against the Trust (as successor for all purposes to the liabilities of Celotex and Carey Canada in respect of Asbestos Claims) in the Allowed Amount of such Allowed Asbestos Claim.

                                   ARTICLE 12

                         RESOLUTION OF DISPUTED CLAIMS

                  12.1 Disputed Claims.

                      (a) Objection Deadline. As soon as practicable, but in no event later than six months after the entry of the Confirmation Order, unless otherwise ordered by the Bankruptcy Court, objections to Claims (other than Asbestos Claims, which shall be treated as provided in the Asbestos Claims Resolution Procedures) shall be filed with the Bankruptcy Court, provided that the Reorganized Debtors may seek to extend such period (or any extended period) for cause.

                      (b) Prosecution Of Objections. After the Effective Date, only Reorganized Celotex and Reorganized Carey Canada shall have authority to file objections to Claims (other than Asbestos Claims) and litigate to judgment, settle or withdraw such objections to Disputed Claims. After the Effective Date, only the Trust (and to the extent applicable, the Property Damage Claims Administrator) shall have authority to file objections to Asbestos Claims and litigate to judgment, settle or withdraw such objections to Asbestos Claims, all in accordance with the Trust and the Asbestos Claims Resolution Procedures.

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





                                   ARTICLE 13

                                 MISCELLANEOUS

                  13.1 Jurisdiction. Until the Reorganization Cases are closed, the Bankruptcy Court shall retain the fullest and most extensive jurisdiction that is permissible, including that necessary to ensure that the purposes and intent of the Plan are carried out. Except as otherwise provided in the Plan, the Bankruptcy Court shall retain jurisdiction to hear and determine all Claims against and Interests in the Debtors, and to adjudicate and enforce the Asbestos Insurance Actions, the Supersedeas Bond Actions, and all other causes of action which may exist on behalf of the Debtors. Nothing contained herein shall prevent the Debtors, Reorganized Celotex, Reorganized Carey Canada or the Trust from taking such action as may be necessary in the enforcement of any Asbestos Insurance Action, Supersedeas Bond Action or other cause of action which the Debtors have or may have and which may not have been enforced or prosecuted by the Debtors, which Asbestos Insurance Action, Supersedeas Bond Action or other cause of action shall survive Confirmation of the Plan and shall not be affected thereby except as specifically provided herein.

                  13.2 General Retention. Following the Confirmation of the Plan, the administration of the Reorganization Cases will continue at least until the completion of the transfers contemplated to be accomplished on the Effective Date. Moreover, the Trust shall be subject to the continuing jurisdiction of the Bankruptcy Court in accordance with the requirements of
Section 468B of the IRC and the regulations issued pursuant thereto. The Bankruptcy Court shall also retain jurisdiction for the purpose of classification of any Claim and the re-examination of Claims which have been Allowed for purposes of voting, and the determination of such objections as may be filed with the Bankruptcy Court with respect to any Claim. The failure by the Plan Proponents to object to, or examine, any Claim for the purposes of voting, shall not be deemed a waiver of the right of the Debtors, Reorganized Carey Canada, Reorganized Celotex or the Trust, as the case may be, to object to or reexamine such Claim in whole or part.

                  13.3 Specific Purposes. In addition to the foregoing, the Bankruptcy Court shall retain jurisdiction for the following specific purposes after Confirmation of the Plan:

                      (a) to modify the Plan after Confirmation, pursuant to the provisions of the Bankruptcy Code and the Bankruptcy Rules;

                      (b) to correct any defect, cure any omission, reconcile any inconsistency or make any other necessary changes or modifications in or to the Plan, the Trust Documents (in the case of the Asbestos Property Damage Claims Resolution Procedures, or in the case of the Trust Agreement, matters that alter the powers of the Property Damage Claims Administrator or the PD Advisory Committee or the payment by the Trust of Allowed Property Damage Claims ("PD Amendments"), with the consent or upon the motion of the

Property Damage Claims Administrator) or the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan, including the adjustment of the date(s) of performance under the Plan in the event the Effective Date does not occur as provided herein so that the intended effect of the Plan may be substantially realized thereby;

                      (c) to assure the performance by the Disbursing Agent and the Trust of their respective obligations to make distributions under the Plan;

                      (d) to enforce and interpret the terms and conditions of the Plan, the Plan Documents, and the Trust Documents;

                      (e) to enter such orders or judgments, including, but not limited to, injunctions (i) as are necessary to enforce the title, rights and powers of the Debtors, Reorganized Celotex, Reorganized Carey Canada and the Trust and (ii) as are necessary to enable holders of Claims to pursue their rights against any Entity that may be liable therefor pursuant to applicable law or otherwise, including, but not limited to, Court Orders;

                      (f) to hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes, tax benefits and similar or related matters with respect to the Debtors, Reorganized Celotex, Reorganized Carey Canada or the Trust arising on or prior to the Effective Date, arising on account of transactions contemplated by the Plan, or relating to the period of administration of the Reorganization Cases;

                      (g) to hear and determine all applications for compensation of professionals and reimbursement of expenses under Sections 330, 331 or 503(b) of the Bankruptcy Code;

                      (h) to hear and determine any causes of action arising during the period from the Petition Date through the Effective Date, or in any way related to the Plan or the transactions contemplated hereby, against the Debtors, Reorganized Celotex, Reorganized Carey Canada, the Trust, the Trustees, the Official Committees or the Legal Representative and their respective officers, directors, stockholders, employees, members, attorneys, accountants, financial advisors, representatives and agents;

                      (i) to determine any and all motions pending as of Confirmation for the rejection, assumption or assignment of executory contracts or unexpired leases and the allowance of any Claim resulting therefrom;

                      (j) to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

                      (k) to consider and act on the compromise and settlement of any Claim against or Interest in the Debtors or their Estates;

                      (l) to determine all questions and disputes regarding title to the assets of the Debtors or their Estates or the Trust;

                      (m) to construe, enforce and resolve all questions and disputes relating to collective bargaining or employment agreements existing or approved by the Bankruptcy Court at or before Confirmation;

                      (n) to hear and determine the Asbestos Insurance Actions and the Supersedeas Bond Actions, to construe and take any action to enforce any Asbestos Insurance Settlement Agreement or settlement of any Supersedeas Bond Action and the releases executed and exchanged in connection therewith, and to issue such orders as may be necessary for the execution, consummation and implementation of any Asbestos Insurance Settlement Agreement or settlement of any Supersedeas Bond Action, and to determine all questions and issues arising under or with respect to any Asbestos Insurance Settlement Agreement or settlement of any Supersedeas Bond Action;

                      (o) to hear and determine any other matters related hereto, including the implementation and enforcement of all orders entered by the Bankruptcy Court in these Reorganization Cases; and

                      (p) to enter such orders as are necessary to implement and enforce the Injunctions and the other injunctions described herein.

                  13.4 Interpretation of Certain Terms. When used in the Plan, the term "Claim" shall be broadly construed to include all manner and type of claim, whenever and wherever such claim may arise, and shall include, but not be limited to, Asbestos Claims. Likewise, when used in the Plan, the term "Asbestos Personal Injury Claim" shall be broadly construed and shall include, but not be limited to, claims that may or may not presently constitute "claims" within the meaning of Section 101(5) of the Bankruptcy Code and demands that may or may not constitute "demands" within the meaning of Section 524(g)(5) of the Bankruptcy Code.

                  13.5 Cooperation. The former Insiders and Affiliates of Reorganized Celotex shall execute assignments of such insurance policies or choses in action related thereto as may be necessary to effectuate the purposes and intent of the Plan.

                  13.6 The Official Committees And The Legal Representative. The Official Committees and the Legal Representative shall continue in existence until the Effective Date, with the Debtors to pay the reasonable fees and expenses of the Official Committees and the Legal Representative through that date as well, in accordance with the fee and expense procedures promulgated during the Reorganization Cases (but only to the extent such fees and expenses are not Trust Expenses, in which case those portions of such fees and expenses shall be paid as Trust Expenses in accordance with the Trust Agreement, with the remainder to be paid by the Debtors). After the Effective Date, the Legal Representative shall continue in existence and the rights, duties and responsibilities of the Legal Representative shall be as set forth in the Trust Agreement. On the Effective Date, the Official Committees shall be dissolved and the members thereof released and discharged of and from all further authority, duties, responsibilities, liabilities and obligations related to, or arising from, the Reorganization Cases.

                  13.7 Revocation Of Plan. The Plan Proponents reserve the right to revoke and withdraw the Plan as to either or both Debtors before the entry of the Confirmation Order. If the Plan Proponents revoke or withdraw the Plan, or if Confirmation of the Plan as to either or both of the Debtors does not occur, then, with respect to such Debtor or Debtors, as the case may be, the Plan shall be deemed null and void and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against such Debtor or Debtors, as the case may be, or any other Entity (including the Plan Proponents), or to prejudice in any manner the rights of such Debtor or Debtors, as the case may be, or such Entity (including the Plan Proponents) in any further proceedings involving such Debtor.

                  13.8 Modification Of Plan. The Plan Proponents may propose amendments to or modifications of the Plan, other than PD Amendments, under
Section 1127 of the Bankruptcy Code at any time prior to the Confirmation Date. After Confirmation, the Plan Proponents may remedy any defects or omissions or reconcile any inconsistencies in the Plan, other than PD Amendments, or the Confirmation Order or any other order entered for the purpose of implementing the Plan in such manner as may be necessary to carry out the purposes and intent of the Plan so long as the interests of the holders of Allowed Claims are not adversely affected. Anything in the Plan or in any Plan Document to the contrary notwithstanding, following Confirmation no Plan Document shall be modified, supplemented, changed or amended in any material respect except with the consent of Celotex as Debtor, and after the Effective Date as Reorganized Celotex, or, in the absence of such consent, with the approval of the Bankruptcy Court on notice to Celotex and such other Entities as the Bankruptcy Court may require. In the event of a conflict between the terms or provisions of the Plan and the Trust Documents, the terms of the Plan shall control the Trust Documents.

                  13.9 Modification Of Payment Terms. The Plan Proponents reserve the right to modify the treatment of any Allowed Claim, as provided in
Section 1123(a)(4) of the Bankruptcy Code, at any time after the Effective Date upon the consent of the holder of such Allowed Claim.

                  13.10 Entire Agreement. The Plan Documents set forth the entire agreement and undertakings relating to the subject matter thereof and supersedes all prior discussions and documents. No Entity shall be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein or as may hereafter be agreed to by the parties in writing.

                  13.11 Headings. Headings are utilized in the Plan for convenience and reference only and shall not constitute a part of the Plan for any other purpose.

                  13.12 Administrative Claims Bar Date. Unless otherwise ordered by the Bankruptcy Court, the Confirmation Order shall operate to set a bar date for Administrative Claims (the "Administrative Claims Bar Date"), which bar date shall be the first Business Day that is at least sixty days after the Effective Date. Claimants holding Administrative Claims against the Debtors not paid on the Effective Date may submit a Request for Payment of Administrative Expense on or before such bar date. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 2002 and 3020(c) will set forth such date and constitute notice of the Administrative Claims Bar Date. The Plan Proponents and any other party in interest will have ninety days after the Administrative Claims Bar Date to review and object to such Claims before a hearing for determination of such Administrative Claims is held by the Bankruptcy Court, provided that such ninety day period of review may be extended by the Bankruptcy Court upon the request of any of the Plan Proponents.

                  13.13 Governing Law. Except to the extent that federal law (including, but not limited to, the Bankruptcy Code and the Bankruptcy Rules) is applicable or where the Plan provides otherwise, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without giving effect to the principles of conflicts of law thereof.

                  13.14 Severability. Should the Bankruptcy Court determine, prior to the Confirmation Date, that any provision in the Plan is either illegal on its face or illegal as applied to any Claim or Interest, such provision shall be unenforceable either as to all holders of Claims or Interests or as to the holder of such Claim or Interest as to which the provision is illegal, respectively. Such a determination of unenforceability shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

                  13.15 No Interest. Except as expressly stated in the Plan or otherwise Allowed by Final Order of the Bankruptcy Court, no interest, penalty or late charge arising after the Petition Date shall be Allowed on any Claim or Interest.

                  13.16 Limitation On Allowance. No attorneys' fees, punitive damages, penalties, exemplary damages, or interest shall be paid with respect to any Claim or Interest except as specified herein or as Allowed by a Final Order of the Bankruptcy Court.

                  13.17 Estimated Claims. To the extent any Claim is estimated for any purpose other than for voting, then in no event shall such Claim be Allowed in an amount greater than the estimated amount.

                  13.18 Consent To Jurisdiction. Upon default under the Plan, the Debtors, Reorganized Celotex, Reorganized Carey Canada, the Trust and the Trustees consent to the jurisdiction of the Bankruptcy Court, or any successor thereto, and agree that it shall be the preferred forum for all proceedings relating to such default.

                  13.19 Setoffs. Subject to the limitations provided in Section 553 of the Bankruptcy Code, the Debtors or the Trust, as applicable, may, but shall not be required to, setoff against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever the Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim that the Debtors may have against such holder.

                  13.20 Successors And Assigns. The rights, duties and obligations of any Entity named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Entity.

                  13.21 Non-Debtor Waiver of Rights. Non-debtor parties shall have the right to voluntarily waive any rights, benefits or protections that are afforded to them under the provisions of the Plan or any order issued in furtherance of the Plan, and such waiver shall supersede such rights, benefits or protections. Any such waiver shall only be effective if such party expressly and specifically waives in writing one or more of such rights, benefits or protections.

                  13.22 Notices. All notices, requests, elections or demands in connection with the Plan shall be in writing and shall be mailed by registered or certified mail, return receipt requested, to:

                       If to the Debtors:

                           The Celotex Corporation
                           4010 Boy Scout Blvd.
                           Tampa, Florida  33607
                           Attn:  George N. Wood, Esq.

                       With mandatory copies to:

                           Bush Ross Gardner Warren & Rudy, P.A.
                           220 South Franklin Street
                           Tampa, Florida 33602
                           Attn:  Jeffrey W. Warren, Esq.

                                   - and -

                           Montgomery, McCracken, Walker & Rhoads
                           The Fidelity Building
                           123 South Broad Street
                           Philadelphia, Pennsylvania  19110
                           Attn:  Stephen A. Madva, Esq.
                                  Baldo M. Carnecchia, Jr., Esq.

                       If to the Legal Representative:

                           Young, Conaway, Stargatt & Taylor
                           11th Floor, Rodney Square North
                           Wilmington, Delaware  19801-0391
                           Attn:  James L. Patton, Jr., Esq.

                                     - and -

                           Salem, Saxon & Nielsen, P.A.
                           101 East Kennedy Boulevard
                           Suite 3200
                           Tampa, Florida  33602
                           Attn:  Richard A. Nielsen, Esq.

                       If to the Asbestos Health Claimants Committee:

                           Honigman Miller Schwartz and Cohn
                           2290 First National Building
                           Detroit, Michigan  48226
                           Attn:  Sheldon S. Toll, Esq.

                       If to the Asbestos Property Damage Claimants Committee:

                           Kozyak Tropin & Throckmorton, P.A.
                           2800 First Union Financial Center
                           200 South Biscayne Boulevard
                           Miami, Florida  33131-2335
                           Attn:  John W. Kozyak, Esq.

                                    - and -

                           Stroock & Stroock & Lavan
                           3300 First Union Financial Center
                           200 South Biscayne Boulevard
                           Miami, FL  33131-2385
                           Attn:  Scott L. Baena, Esq.

                       If to the Trade Creditors Committee:

                           Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A. 911 Chestnut Street
                           Clearwater, Florida  34616
                           Attn:  Charles M. Tatelbaum, Esq.

                       If to the Veil Piercing Claimants Representatives:

                           Greitzer and Locks
                           1500 Walnut Street
                           Philadelphia, Pennsylvania  19102
                           Attn:  Gene Locks, Esq.

                                     - and -

                           Baron & Budd
                           3102 Oak Lawn Avenue
                           Suite 1100
                           Dallas, Texas  75219-4281
                           Attn:   Frederick M. Baron, Esq.

                                     - and -

                           Ness, Motley, Loadholt, Richardson & Poole
                           P.O. Box 365
                           Barnwell, South Carolina 29812
                           Attn: Joseph Rice, Esq.

                       If to the Jasper Parties:

                           Holland & Knight
                           400 North Ashley Drive
                           Suite 2300
                           Tampa, Florida  33602
                           Attn:  Robert J. Grammig, Esq.

                                     - and -

                           Hoyt, Colgan & Andreu, P.A.
                           101 East Kennedy Boulevard
                           Suite 3000
                           Tampa, Florida  33602
                           Attn:  Michael B. Colgan, Esq.

HONIGMAN MILLER SCHWARTZ AND COHN          SALEM, SAXON & NIELSEN, P.A.
                                           Richard A. Nielsen
/s/                                        101 East Kennedy Boulevard
-------------------------------------      Suite 3200
Sheldon S. Toll                            Tampa, Florida  33602
2290 First National Building               (813) 224-9000
Detroit, Michigan  48226
(313) 256-7800
Counsel for the Asbestos Health Claimants Committee

                                        YOUNG, CONAWAY, STARGATT & TAYLOR

                                        /s/
                                        ----------------------------------
                                        James L. Patton, Jr.
                                        David W. O'Connor
                                        11th Floor, Rodney Square North
                                        Wilmington, Delaware  19801-0391
                                        (302) 571-6684
                                        Co-Counsel for the Legal
                                        Representative

BUSH ROSS GARDNER WARREN & RUDY, P.A.

                                        JOHNSON, BLAKELY, POPE, BOKOR, RUPPEL
/s/                                        & BURNS, P.A.
--------------------------------------
Jeffrey W. Warren
H. Bradley Staggs                       /s/
220 South Franklin Street               ---------------------------------------
Tampa, Florida 33602                    Charles M. Tatelbaum
(813) 224-9255                          Lisa Dodge
Counsel for the Debtors                 911 Chestnut Street
                                        Clearwater, Florida  34616
MONTGOMERY, MCCRACKEN, WALKER & RHOADS  (813) 461-1818
Stephen A. Madva                        Counsel for the Trade Creditors
Baldo M. Carnecchia, Jr.                Committee
Natalie D. Ramsey
The Fidelity Building
123 South Broad Street
Philadelphia, Pennsylvania  19110
(215) 772-1500
Special Counsel for the Debtors

Dated: October 21, 1996 (Includes Supplement To Modified Joint Plan of Reorganization dated October 22, 1996 and Supplemental Technical Modifications dated November 27, 1996)